                                                                   EXHIBIT 10.33





                                SERVICE AGREEMENT


                             DATED DECEMBER 27, 2004


                                     BETWEEN


                    FIRST DATA MERCHANT SERVICES CORPORATION


                                       AND


                                 IPAYMENT, INC.

                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS AND INTERPRETATION.....................................1
   1.1  DEFINITIONS............................................................1
   1.2  INTERPRETATION.........................................................1

ARTICLE II.  SERVICES..........................................................1
   2.1  SERVICES AND CLEARING BANK.............................................1
   2.2  COMMUNICATION LINKS....................................................3
   2.3  COMPLIANCE WITH LAW....................................................3
   2.4  DEPENDENCE ON PERFORMANCE BY OTHERS....................................3
   2.5  CONTINUATION OF SERVICES...............................................4
   2.6  BUSINESS LIAISONS......................................................4
   2.7  CUSTOMER'S CREDIT POLICY; USE OF MARKS.................................4

ARTICLE III.  MERGER OR CHANGE OF CONTROL; PROCESSING COMMITMENT...............4
   3.1  DISPOSITION OF PORTFOLIOS..............................................4
   3.2  MERGER OR CHANGE OF CONTROL............................................4
   3.3  PREFERRED PROVIDER PROGRAM.............................................5
   3.4  PROCESSING COMMITMENT..................................................5

ARTICLE IV.  PAYMENT FOR SERVICES..............................................6
   4.1  PROCESSING FEES........................................................6
   4.2  SPECIAL FEES...........................................................6
   4.3  NEW PRODUCTS...........................................................6
   4.4  MINIMUM FEES...........................................................6
   4.5  METHOD OF PAYMENT......................................................6
   4.6  INTEREST...............................................................7
   4.7  TAXES..................................................................7
   4.8  DECONVERSION...........................................................7

ARTICLE V.  DISPUTE RESOLUTION AND INDEMNIFICATION.............................8
   5.1  INFORMAL DISPUTE RESOLUTION............................................8
   5.2  ARBITRATION............................................................8
   5.3  INDEMNIFICATION........................................................8

ARTICLE VI.  LIMITATION OF LIABILITY...........................................9
   6.1  LIMITATION ON LIABILITY................................................9
   6.2  NO SPECIAL DAMAGES.....................................................9

ARTICLE VII.  DISCLAIMER OF WARRANTIES.........................................9

ARTICLE VIII.  TERM OF AGREEMENT...............................................9
   8.1  TERM...................................................................9
   8.2  RENEWAL...............................................................10

ARTICLE IX.  TERMINATION......................................................10
   9.1  TERMINATION BY FDMS...................................................10
   9.2  TERMINATION BY CUSTOMER...............................................11
   9.3  EFFECT OF TERMINATION.................................................11
   9.4  PAYMENTS UPON TERMINATION.............................................12

ARTICLE X.  CONFIDENTIAL NATURE OF DATA.......................................12
   10.1  CUSTOMER'S PROPRIETARY INFORMATION...................................12
   10.2  FDMS'S PROPRIETARY INFORMATION.......................................13
   10.3  CONFIDENTIALITY OF AGREEMENT.........................................13
   10.4  CONFIDENTIALITY......................................................13
   10.5  RELEASE OF INFORMATION...............................................14
   10.6  EXCLUSIONS...........................................................14
   10.7  REMEDY...............................................................14

ARTICLE XI.  REPRESENTATIONS..................................................14
   11.1  FDMS'S REPRESENTATION................................................14
   11.2  CUSTOMER'S REPRESENTATION............................................14

ARTICLE XII.  MISCELLANEOUS...................................................15
   12.1  ASSIGNMENT OF THIS AGREEMENT.........................................15
   12.2  STATE LAW............................................................15
   12.3  NOTICE...............................................................15
   12.4  WAIVER...............................................................16
   12.5  RELATIONSHIP OF PARTIES..............................................16
   12.6  THIRD PARTY BENEFICIARIES............................................16
   12.7  SUBCONTRACTORS.......................................................16
   12.8  FORCE MAJEURE AND RESTRICTED PERFORMANCE.............................16
   12.9  SEVERABILITY.........................................................16
   12.10  AUDIT...............................................................17
   12.11  RISK OF LOSS........................................................17
   12.12  EQUAL EMPLOYMENT OPPORTUNITY........................................17
   12.13  ENTIRE AGREEMENT....................................................17
   12.14  AMENDMENTS..........................................................17
   12.15  COUNTERPARTS........................................................17

EXHIBIT A  DEFINITIONS.........................................................1

EXHIBIT B  ARBITRATION.........................................................1

                                    EXHIBITS

EXHIBIT A              SERVICES
EXHIBIT B              PRICING
EXHIBIT C              DEFINITIONS
EXHIBIT D              ARBITRATION
EXHIBIT E              INDEMNIFICATION
EXHIBIT F              CLEARING BANK AGREEMENT


                                    SCHEDULES

SCHEDULE 2.7           RESTRICTED BUSINESS LIST

                                SERVICE AGREEMENT

         This Service Agreement dated as of December 27, 2004 is between First Data Merchant Services Corporation ("FDMS") and iPayment, Inc. ("Customer"). References to "Customer" throughout shall include Customer's Affiliates.

                                    RECITALS

         A. Concurrently with the execution and delivery of this Agreement, Customer is entering into the Asset Purchase Agreement pursuant to which an Affiliate of Customer is purchasing certain Merchant Accounts that are currently processed by FDMS, effective as of 11:59 p.m. on December 31, 2004 (the "Effective Time").

         B. The parties intend for this Agreement to become effective immediately following the Effective Time.

         C. FDMS is willing to perform certain data processing and related services with respect to Customer's Accounts in accordance with the terms and conditions of this Agreement.

                                    AGREEMENT

         In consideration of the foregoing and the covenants and conditions contained herein, FDMS and Customer agree as follows:

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

         1.1 DEFINITIONS. Unless the context otherwise requires, capitalized terms used herein shall have the meanings specified in Exhibit C.

         1.2 INTERPRETATION. Each definition in this Agreement includes the singular and the plural and the word "including" means "including but not limited to." References to any statute or regulation means such statute or regulation as amended at the time and includes any successor statute or regulation. The section headings in this Agreement are solely for convenience and shall not be considered in its interpretation. The Exhibits referred to throughout this Agreement are attached hereto and are incorporated herein. Except as otherwise stated, references to Articles, Sections, Exhibits and Attachments mean the Articles, Sections, Exhibits and Attachments of this Agreement.

                                  ARTICLE II.
                                    SERVICES

         2.1 SERVICES AND CLEARING BANK.

         (a) FDMS will make available to and perform for Customer those services described in Exhibit A which are applicable to Customer's Accounts or as specifically provided in Exhibit A (the "Services"). FDMS will only be required to provide the Services with respect to Customer's Accounts (and no other agent bank accounts or Merchant Accounts). Exhibit A and any document or service referred to in Exhibit A are subject to periodic revision by FDMS to reflect changes (i) to the FDMS System or the services provided by FDMS and offered generally to FDMS customers and (ii) in the specific Services provided to Customer; provided, however, that FDMS will not implement any changes or improvements to the FDMS System if such action will materially degrade the quality of the services being provided to Customer by FDMS hereunder unless such change is required by the VISA or MasterCard rules and regulations.

         (b) Customer will at all times during the Term after a Sponsorship Transition Event occurs with respect to all or a portion of Customer's Accounts have in place contractual arrangements with one or more financial institution members of VISA and/or MasterCard (each a "Clearing Bank") for clearing and settlement of transactions with respect to such Customer's Accounts. Customer will cause each Clearing Bank to execute a clearing bank agreement (each a "Clearing Bank Agreement") with FDMS in the form set forth as Exhibit F or such other arrangement as may be agreed to between FDMS and Clearing Bank. Customer will pay to FDMS any amount due to FDMS by a Clearing Bank pursuant to a Clearing Bank Agreement that is not paid by a Clearing Bank with respect to Customer's Accounts within forty-eight (48) hours after written notice to Customer and such Clearing Bank. Upon the occurrence of a Sponsorship Transition Event with respect to all or a portion of Customer's Accounts, Customer agrees to obtain (at its cost) new BINs and ICAs from a Clearing Bank for any of Customer's Accounts subject to such Sponsorship Transition Event.

         (c) Until a Sponsorship Transition Event occurs with respect to all or a portion of Customer's Accounts, FDMS will provide Customer with the services of a Clearing Bank for clearing and settlement of transactions with respect to all of Customer's Accounts receiving Services hereunder. If a Sponsorship Transition Event occurs only with respect to a portion of Customer's Accounts, FDMS will continue to provide Customer with the services of a Clearing Bank for clearing and settlement of transactions with respect to the remainder of Customer's Accounts receiving Services hereunder. Customer agrees to seek the written consent of any Clearing Bank being made available by FDMS pursuant to this Section 2.1(c) as expeditiously as is reasonably practicable after the date hereof and will keep FDMS reasonably informed of the status of such discussions, and FDMS will provide reasonable assistance to Customer in connection therewith. Customer agrees to cooperate and to take all steps that may be reasonably requested by a Clearing Bank in order to register Customer as an independent sales organization as provided for in the by-laws and operating regulations of VISA and a member service provider as provided for in the by-laws and rules of Mastercard, and FDMS will provide reasonable assistance to Customer in connection therewith.

         (d) If FDMS expects (i) an Existing Clearing Agreement to terminate for any reason or (ii) First Financial Bank to cease to provide clearing and settlement services to third parties, FDMS agrees to use all reasonable efforts, in the case of clause (i), to provide Customer with the services of any successor Clearing Bank that will receive clearing volume from the Clearing Bank that previously provided such services under the Existing Clearing Agreement being terminated and, in the case of clause (ii), to provide Customer with the services of any successor Clearing Bank that will receive clearing volume from First Financial Bank. In such case, notwithstanding anything contained in this Agreement to the contrary, Customer shall reimburse FDMS for all fees charged by the successor Clearing Bank to FDMS under FDMS's agreement with the successor Clearing Bank in connection with the clearing and settlement of Customer's Accounts.

         2.2 COMMUNICATION LINKS. FDMS periodically will install, provide or cause to be installed or provided the means for communicating data from its facilities or equipment to the facilities or equipment of Customer, and third parties designated by Customer, as FDMS reasonably determines is desirable to perform this Agreement. The method of transmission and the media employed will be determined jointly by FDMS and Customer taking into consideration relevant factors such as traffic type, inbound and outbound message sizes, traffic loading distribution, and the equipment or devices which are or may be used.

         2.3 COMPLIANCE WITH LAW.

         (a) FDMS and Customer acknowledge that Customer is subject to a variety of federal, state and local laws, regulations and judicial and administrative decisions and interpretations applicable to its Transaction Card business (the "Legal Requirements"). The parties shall cooperate with each other in resolving issues relating to compliance with the Legal Requirements in accordance with the provisions of this Section 2.3.

         (b) Customer is solely responsible for (i) monitoring and interpreting the Legal Requirements, (ii) determining the particular actions, disclosures, formulas, calculations and procedures required for compliance with the Legal Requirements (whether to be performed by FDMS or by Customer) and (iii) maintaining an ongoing program for compliance with the Legal Requirements. In addition, Customer is solely responsible for reviewing and selecting the parameter settings and programming features and options within the FDMS System that will apply to Customer's Transaction Card programs, and for determining that its selection of such settings, features and options is consistent with the Legal Requirements and with the terms and conditions of Customer's Accounts. In making such determinations, Customer may rely on the written description of such settings, features and options in the customer bulletins and other system documentation provided by FDMS to Customer.

         (c) FDMS is solely responsible for compliance with all laws, regulations and judicial and administrative decisions applicable to FDMS as a third party provider of data processing services. FDMS will not be responsible for any violation by Customer of a Legal Requirement to the extent such violation occurs as a result of performance by FDMS of the Services in accordance with instructions of Customer or written procedures provided by or approved by Customer.

         (d) Subject to the terms of Article 10, FDMS and Customer shall cooperate with each other in providing information or records in connection with examinations, requests or proceedings of each other's regulatory authorities.

         2.4 DEPENDENCE ON PERFORMANCE BY OTHERS. The obligation of FDMS to timely perform the Services is expressly subject to the timely performance by Customer, and third party vendors Customer engages, of their obligations and responsibilities, but only to the extent that failure to so perform directly affects FDMS's ability to timely perform hereunder or the cost to FDMS of performing hereunder.

         2.5 CONTINUATION OF SERVICES. FDMS shall continue to provide the Services for Customer's Accounts in a manner consistent with its practice of providing such Services prior to the effectiveness of this Agreement. Upon request, FDMS will review such practices with Customer monthly.

         2.6 BUSINESS LIAISONS. Each party will designate a business liaison to assist in the coordination of providing Services to Customer's Accounts. Each party will ensure that its business liaison will be available to meet on a regular basis to discuss the servicing of Customer's Accounts.

         2.7 CUSTOMER'S CREDIT POLICY; USE OF MARKS.

         (a) Customer shall at all times use and adhere to its credit policy currently in effect and approved by JP Morgan Chase Bank with respect to all of Customer's Accounts utilizing the services of a Clearing Bank being made available by FDMS pursuant to Section 2.1(c). Customer agrees that, with respect to all of Customer's Accounts utilizing the services of a Clearing Bank being made available by FDMS pursuant to Section 2.1(c), no Agent Bank Account or Merchant Account may be engaged in any of the types of businesses on the restricted business list attached hereto as Schedule 2.7, as it may be amended from time to time by FDMS, provided such amended list is furnished to Customer.

         (b) With respect to all of Customer's Accounts utilizing the services of a Clearing Bank being made available by FDMS pursuant to Section 2.1(c), Customer agrees that it will not use the name or proprietary marks of any Clearing Bank without the prior written consent of FDMS or the Clearing Bank.


                                  ARTICLE III.
               MERGER OR CHANGE OF CONTROL; PROCESSING COMMITMENT

         3.1 DISPOSITION OF PORTFOLIOS. Upon the sale or other disposition by Customer of any portion of Customer's Accounts (the "Former Accounts"), FDMS will no longer be obligated to provide Services for the Former Accounts for Customer pursuant to this Agreement and Customer and FDMS agree that (i) there shall be no reduction in the Minimum Fees and (ii) FDMS will provide Deconversion services, as more fully described in Section 4.8, with respect to such Former Accounts.

         3.2 MERGER OR CHANGE OF CONTROL. If Customer is merged into an Entity that, prior to such merger, was not an Affiliate of Customer, and such Entity is the survivor of such merger (the "Surviving Entity"), then (i) the provisions of this Agreement shall continue to apply to all Customer Accounts which were subject to this Agreement prior to such merger, but shall not apply to any Customer Accounts of the Surviving Entity or any of its Affiliates which were not subject to this Agreement prior to such merger and (ii) the Surviving Entity, as Customer's successor-in-interest, shall continue to be bound by Customer's obligations hereunder. If there is a Change of Control of Customer, then the provisions of this Agreement shall continue to apply to all Customer Accounts of Customer and its Affiliates immediately prior to such Change of

Control, but shall not apply to any Customer Accounts of the Entity or Entities that Acquire Control of Customer which were not subject to this Agreement prior to such Change of Control.

         3.3 PREFERRED PROVIDER PROGRAM. FDMS and Customer agree to work together in good faith so that Customer will participate in FDMS's preferred provider program, if and when such program becomes available.

         3.4 PROCESSING COMMITMENT. (a) Subject to Section 3.4(b) below, Customer agrees that FDMS and its Affiliates will be the direct provider to Customer and Customer's Affiliates of the Services for no less than seventy five percent (75%) of the Transaction sales volume being processed by Customer or Customer's Affiliates in any calendar year.

         (b) For purposes of calculating the seventy five percent threshold in Section 3.4(a) above, Section 3.4(a) will not apply to any new portfolio of Merchant Accounts (a "New Portfolio") acquired by Customer or Customer's existing Affiliates under circumstances in which the conversion of such New Portfolio to the FDMS System would cause Customer or Customer's Affiliates to incur any financial penalty, legal sanction, financial hardship or financial damage (excluding any deconversion fees and costs under the pre-existing processing agreement) under any pre-existing processing agreement to which neither Customer nor any of Customer's Affiliates has participated in the negotiation thereof, unless FDMS agrees to pay such financial penalty or to reimburse Customer for such financial damage. *** FDMS shall provide reasonable assistance to Customer in connection therewith. The New Portfolio will be processed under an existing processing agreement between FDMS or its Affiliates and Customer, such agreement to be selected by Customer and reasonably acceptable to FDMS.

         (c) Customer agrees to make sufficient data available to FDMS so that FDMS can ensure compliance with this Section 3.4.

         (d) The parties acknowledge and agree that Customer's sole liability for the duration of the Term of this Agreement with respect to claims relating to any breach of this Section 3.4 shall, with respect to each Processing Year, equal (i) the number of Transactions that would be required for Customer to be in compliance with this Section 3.4 (assuming that (x) each Transaction represents the average Transaction sales amount for Transactions processed hereunder during the immediately preceding Processing Year and (y) there is a six-month grace period following the date of any acquisition of a New Portfolio before such New Portfolio is included in the 75% calculation), multiplied by
(ii) ***. Notwithstanding the foregoing, if Customer is required to make any payment pursuant to this Section 3.4 as a result of a Change of Control of Customer or the acquisition by Customer of a New Portfolio, Customer may, in lieu of making the payment required by this Section 3.4, terminate this Agreement if, concurrently


*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

with such termination notice, Customer pays FDMS the compensatory payments set forth in Section 9.4.

                                  ARTICLE IV.
                              PAYMENT FOR SERVICES

         4.1 PROCESSING FEES. Customer shall pay FDMS the Processing Fees set forth in Exhibit B to this Agreement.

         4.2 SPECIAL FEES. Customer shall pay to FDMS the Special Fees for amounts paid to third-party providers, computed in accordance with Exhibit B to this Agreement. Any price change for Special Fees shall be effective on the effective date of the increase or decrease to FDMS. FDMS will give written notice of each such increase or decrease to Customer as soon as practicable following FDMS's first awareness of any such increase or decrease.

         4.3 NEW PRODUCTS. If FDMS commences to offer any new services or products generally to its customers and Customer elects to use any such service or product, or if Customer elects to use services or products which Customer had not previously elected to use, then FDMS shall provide such service or product at FDMS's then-current fees and charges for such service or product or such other price as FDMS and Customer may mutually agree.

         4.4 MINIMUM FEES. In Processing Year 1, Customer will require and shall pay FDMS for processing services sufficient to generate aggregate Processing Fees at least equal to Eleven Million dollars ($11,000,000) (the "Year 1 Minimum Processing Fee"). In each Processing Year after Processing Year 1, Customer will require and shall pay FDMS for processing services sufficient to generate aggregate Processing Fees at least equal to seventy percent (70%) of the Processing Fees paid during the immediately preceding Processing Year (the "Minimum Processing Fees"). FDMS shall calculate the total Processing Fees paid by Customer in respect of Services performed during each Processing Year (the "Total Annual Processing Fees") within ninety (90) days after the end of each Processing Year and will, after ten (10) days written notice to Customer, draw upon Customer's account pursuant to Section 4.5 of this Agreement for the amount, if any, by which the Year 1 Minimum Processing Fees or the Minimum Processing Fees, as applicable, for the Processing Year exceed the Total Annual Processing Fees for the Processing Year. For the avoidance of doubt and based on economic assumptions material to each party underlying this transaction, Customer and FDMS expressly agree that Customer shall pay FDMS Processing Fees each Processing Year in an amount at least equal to the Year 1 Minimum Processing Fee or the Minimum Processing Fees, as applicable, until this Agreement is terminated by Customer solely pursuant to the provisions of Section
9.2 of this Agreement or until FDMS terminates this Agreement and invokes compensatory payments pursuant to Section 9.4 of this Agreement.

         4.5 METHOD OF PAYMENT. To facilitate the payment of Processing Fees, Special Fees, compensatory payments pursuant to Section 9.4 of this Agreement and any other fee, tax, interest payment, charge or amount due or payable to FDMS under this Agreement, Customer shall provide FDMS with access to a bank account of Customer's funds not requiring signature including notifying FDMS of the demand deposit account number and transit routing number for the account. Except with respect to amounts in dispute pursuant to Section IV of Exhibit B to this Agreement, FDMS may draw upon the bank account to pay fees, taxes, interest payments, charges, or any other amount due or payable to FDMS under the terms of this Agreement. The detailed records of the amounts drawn on the account of Customer will be provided by FDMS to Customer on a monthly basis. FDMS shall be under no obligation to effect any conversion until the account has been established as provided herein.

         4.6 INTEREST. If FDMS is unable to obtain payment of Processing Fees, Special Fees, compensatory payments pursuant to Section 9.4 of this Agreement or any other fee, tax, interest payment, charge or amount due or payable to FDMS under this Agreement at the time provided for payment under this Agreement, the unpaid amount shall bear interest at the rate equal to the lesser of (i) six percent (6%) per annum, or (ii) the maximum rate permitted by applicable law, from the date on which payment should have been available until the date on which FDMS receives the payment.

         4.7 TAXES.

         (a) Customer shall pay all taxes and similar charges, however designated, which are imposed by any governmental authority by reason of FDMS's fulfillment of its obligations hereunder except for income taxes payable by FDMS on amounts earned by FDMS or property taxes payable by FDMS on property owned by FDMS. Without limiting the foregoing, Customer shall promptly pay FDMS for amounts actually paid or required to be collected or paid by FDMS.

         (b) Customer authorizes FDMS to calculate the total amount of sales taxes due from Customer hereunder. Customer shall supply FDMS with all information necessary for FDMS to compute and remit the taxes (including any tax exempt certificate, claim letter, or similar documentation). FDMS shall remit the sales taxes to the appropriate taxing authority on behalf of Customer based on the information available to FDMS. If FDMS underpays or overpays such sales taxes, Customer shall be responsible for promptly paying any shortfalls (including any penalties or interest) and for collecting any refunds from the appropriate taxing authority; provided, however, if such underpayment is solely the result of the negligence of FDMS, FDMS shall be responsible for any penalties associated with such underpayment. FDMS will give written notice of any applicable tax to Customer as soon as practicable following FDMS's first awareness of any such tax.

         4.8 DECONVERSION.

         (a) Notwithstanding anything contained herein to the contrary, upon (i) expiration or termination of this Agreement, (ii) transfer by Customer of any accounts from the FDMS System to a third party, (iii) after a Sponsorship Transition Event, abandonment or deletion by Customer or a Clearing Bank (or by FDMS, MasterCard or VISA on behalf of Customer or a Clearing Bank) of any BIN or ICA of Customer relating to accounts from the FDMS System, or (iv) manual removal by Customer or a Clearing Bank of any accounts from the FDMS System, Customer and FDMS shall mutually, expeditiously, and in good faith, agree upon and document a project plan for any such Deconversion (a "Deconversion Plan").

         (b) As part of the Deconversion Plan, FDMS shall perform (i) at the request of Customer, all Services being rendered by FDMS under this Agreement at the time of expiration or termination in accordance with the then-current Processing Fees for a period of up to one hundred eighty (180) days, and (ii) all other services necessary from FDMS to accomplish the Deconversion of affected accounts, including, in the case of a Sponsorship Transition Event, reasonable assistance to change the applicable BINs and ICAs for Customer's Accounts that are subject to the Sponsorship Transition Event (while retaining such Customer's Accounts on the FDMS System), at FDMS's then-current rates.

                                   ARTICLE V.
                     DISPUTE RESOLUTION AND INDEMNIFICATION

         5.1 INFORMAL DISPUTE RESOLUTION. Any controversy or claim between FDMS and Customer arising from or in connection with this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Dispute"), shall be resolved as follows:

         (a) upon written request of either FDMS or Customer, the parties shall each appoint a representative to meet and attempt to resolve such Dispute;

         (b) the designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding; and

         (c) arbitration pursuant to Exhibit D for the resolution of a Dispute may not be commenced until the earlier of:

                  (i) the date that the designated representatives conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                  (ii) thirty (30) days after the date that either party requested negotiation of the Dispute pursuant to Section 5.1(a) of this Agreement.

         (d) Notwithstanding the foregoing, this Section 5.1 shall not be construed to prevent a party from instituting formal proceedings at any time to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary or preliminary injunctive relief pursuant to Section 10.7.

         (e) The parties acknowledge and agree that time is of the essence in performing their respective obligations under this Agreement.

         5.2 ARBITRATION. If Customer and FDMS are unable to resolve any Dispute in the manner set forth in Section 5.1, such Dispute shall be submitted to arbitration in the manner set forth in Exhibit D.

         5.3 INDEMNIFICATION. The indemnification rights and obligations of Customer and FDMS under this Agreement are contained in Exhibit E.

                                  ARTICLE VI.
                             LIMITATION OF LIABILITY

         6.1 LIMITATION ON LIABILITY.

         (a) Each of Customer's and FDMS's cumulative liability for any loss or damage, direct or indirect, for any cause whatsoever (including, but not limited to, those arising out of or related to this Agreement) with respect to claims (whether third party claims, indemnity claims or otherwise) relating to events in any one Processing Year shall not under any circumstances exceed the amount of the Processing Fees paid to FDMS by Customer pursuant to this Agreement for Services performed during the immediately preceding Processing Year and, in the case of Processing Year 1, an amount equal to the Year 1 Minimum Processing Fee.

         (b) The monetary limits provided for in Section 6.1(a) shall not be construed to limit the payment obligations of Customer or FDMS, as applicable, with respect to (i) Customer's indemnification obligation set forth in the last sentence of the first paragraph of Exhibit E under "Customer's Indemnification,"
(ii) acts of gross negligence or willful misconduct by either Customer or FDMS,
(iii) breaches by either Customer or FDMS of their obligations under Article 10 or (iv) Processing Fees, Special Fees, compensatory payments pursuant to Section
9.4 of this Agreement, or any other fee, tax, interest or other amount due and owing by Customer under this Agreement.

         6.2 NO SPECIAL DAMAGES. EXCEPT FOR ACTS OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACHES OF OBLIGATIONS UNDER ARTICLE 10, IN NO EVENT SHALL FDMS BE LIABLE UNDER ANY LEGAL THEORY FOR ANY LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHICH ARE HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER FDMS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                  ARTICLE VII.
                            DISCLAIMER OF WARRANTIES

EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT (INCLUDING ARTICLE 11), FDMS SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR NONINFRINGEMENT, ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHICH ARE HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES. THE PARTIES AGREE THAT THIS AGREEMENT IS A SERVICE AGREEMENT AND IS NOT SUBJECT TO THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE.

                                 ARTICLE VIII.
                                TERM OF AGREEMENT

         8.1 TERM. This Agreement is effective from January 1, 2005 and shall extend for seven (7) Processing Years (the "Original Term"). Processing Year 1 of the Term shall commence on the first day of January, 2005 and continue through the last day of December,

2005. For purposes of this Agreement, a "Processing Year" means each twelve (12) month period commencing on the first day of January and ending on the last day of December.

         8.2 RENEWAL. After the Original Term, this Agreement shall automatically continue in effect until either party gives the other at least six
(6) months prior written notice of termination.

                                  ARTICLE IX.
                                   TERMINATION

         9.1 TERMINATION BY FDMS.

         (a) FDMS may terminate this Agreement without penalty:

                  (i) if Customer fails to pay any amount due under this Agreement, or establish, fund or maintain any account as required under this Agreement, within thirty (30) days after Customer's receipt of written notice of its failure to do so; provided, however, that FDMS may suspend the rendering of Services or Interchange Settlement prior to termination if necessary;

                  (ii) if any Insolvency Event occurs with respect to Customer;

                  (iii) if Customer fails to maintain or re-establish good standing as an independent sales organization or a member services provider with VISA or MasterCard within thirty (30) days after Customer's receipt of written notice of its failure to do so; provided, however, that FDMS may suspend the rendering of Services prior to termination if required by VISA or MasterCard;

                  (iv) if FDMS has terminated all of Customer's Accounts pursuant Section 9.1(b);

                  (v) if FDMS has been required by a governmental or regulatory body or agency or by VISA and MasterCard to terminate the Services on behalf of Customer and Customer fails to remedy such situation within thirty (30) days after Customer's receipt of written notice; provided, however, that FDMS may suspend the rendering of Services prior to termination if so required.

The rights of FDMS to terminate under this Section 9.1(a) are cumulative and the existence of the right under any provision or subsection is not exclusive of the right under any other provision or subsection.

         (b) FDMS may terminate this Agreement with respect to specified Customer's Accounts without penalty:

                  (i) after a Sponsorship Transition Event, if Customer fails to provide or maintain clearing arrangements for Customer's Accounts subject to such Sponsorship Transition Event in accordance with all applicable rules and regulations of VISA and MasterCard within thirty
         (30) days after Customer's receipt of written notice of its failure to do so; provided, however, that FDMS may suspend the rendering of Services prior to termination if necessary;

                  (ii) after a Sponsorship Transition Event, upon the termination of the membership in VISA or MasterCard of the last remaining Clearing Bank for Customer's Accounts and Customer fails to remedy such situation within thirty (30) days after Customer's receipt of written notice; provided, however, that FDMS may suspend the rendering of Services prior to termination if necessary; or

                  (iii) after a Sponsorship Transition Event, if FDMS has terminated Interchange Settlement of Transactions on behalf of the last remaining Clearing Bank pursuant to any clearing bank arrangement for Customer's Accounts and Customer fails to remedy such situation within thirty (30) days after Customer's receipt of written notice; provided, however, that FDMS may suspend the rendering of Services prior to termination if necessary.

The rights of FDMS to terminate under this Section 9.1(b) are cumulative and the existence of the right under any provision or subsection is not exclusive of the right under any other provision or subsection.

         9.2 TERMINATION BY CUSTOMER.

         (a) Customer may terminate this Agreement without penalty:

                  (i) if any Insolvency Event occurs with respect to FDMS;

                  (ii) upon notice to FDMS if FDMS materially breaches any of the terms, covenants or conditions of this Agreement and FDMS fails to cure such breach within thirty (30) days following its receipt of the notice of such breach;

                  (iii) pursuant to Section 12.1 of this Agreement; or

                  (iv) immediately if FDMS is unable to perform Interchange Settlement services for more than forty eight (48) continuous hours; provided, however, that FDMS' inability to perform Interchange Settlement services due to any cause beyond its control shall not be considered to be an inability for which Customer may terminate (or for which FDMS shall be responsible under) this Agreement.

         (b) If FDMS at any time during the Term does not have in effect an agreement with a Clearing Bank for the settlement and clearing of customer accounts then owned by FDMS or its Affiliates and that, as of the date hereof, receive settlement and clearing services pursuant to the Existing Clearing Agreements, Customer may, no later than 90 days after becoming aware of such circumstances, terminate this Agreement without penalty.

         9.3 EFFECT OF TERMINATION. Upon termination of this Agreement, FDMS shall have no further obligation to provide services to Customer and all outstanding unpaid amounts due and owing to FDMS shall become immediately due and payable. Termination shall not affect the following:

         (a) the obligation of Customer to pay for services rendered or any other obligation or liability owing or which becomes owing under this Agreement whether the obligations arise prior to or after the date of termination including the obligations to make the payments provided in Article 4 and Section
9.4 of this Agreement;

         (b) the obligations of Customer set forth in this Agreement in connection with any FDMS or third party software pursuant to Exhibit A; or

         (c) the obligations of each party under Section 4.8, Articles 5, 6, 7 and 10, and Exhibits C, D and E, which shall survive expiration or termination of this Agreement for any reason; provided, however, that if FDMS terminates this Agreement pursuant to Section 9.1(a)(i), FDMS shall not be required to continue to perform Services as described in Section 4.8(b)(i).

         9.4 PAYMENTS UPON TERMINATION.

         (a) If FDMS terminates this Agreement under Section 9.1(a) due to a default of Customer at any time prior to the expiration of the Term, Customer and FDMS agree that, based on economic assumptions material to each party, Customer shall make a compensatory payment to FDMS. Such compensatory payment shall be made by Customer upon termination by FDMS, and prior to Deconversion, and shall equal the sum of:

                  (i) the Year 1 Minimum Processing Fee or Minimum Processing Fees, as applicable, as set forth in Section 4.4 of this Agreement, for the Processing Year in which the termination occurs (after crediting Customer for any Processing Fees paid for Services provided in such Processing Year); and

                  (ii) the sum of the present values of a payment in each full Processing Year (other than the year of termination) which remains during the Term of this Agreement in an amount equal to forty percent (40%) of the applicable Minimum Processing Fees for each such Processing Year.

         (b) In determining the present value of the amount set forth in (a)(ii) above, an interest rate equal to the three (3) month Treasury Bill Rate, as quoted by The Wall Street Journal for the date on which termination occurs, or if not available on the date of termination, as soon thereafter as the next edition of The Wall Street Journal is published, shall be assumed and the payments shall be assumed to be made on the first day of each Processing Year.

         (c) FDMS and Customer agree that the compensatory payment set forth in
Section 9.4(a) is a reasonable estimation, as of the date of this Agreement, of the actual damages which FDMS would suffer if FDMS were to fail to receive the processing business for the full Term.

                                   ARTICLE X.
                           CONFIDENTIAL NATURE OF DATA

         10.1 CUSTOMER'S PROPRIETARY INFORMATION. FDMS acknowledges the proprietary and confidential data of Customer disclosed to FDMS, including without limitation Customer's Merchant master files, the names and information related to Customer's Accounts, and the names and information related to any independent sales organization or member service providers utilized by Customer (collectively, "Customer's Proprietary Information"). FDMS shall, and shall cause its Affiliates to, return to Customer all or any requested portion of Customer's Proprietary Information upon the expiration or termination of this Agreement.

         10.2 FDMS'S PROPRIETARY INFORMATION. Customer acknowledges that all product and system developments, enhancements, improvements and modifications disclosed, provided or used by FDMS shall remain solely and exclusively the property of FDMS. Customer shall not obtain any proprietary rights in any proprietary or confidential information which has been or is disclosed to Customer by FDMS, including without limitation, any data or information that is a trade secret or competitively sensitive material, User Manuals, screen displays and formats, FDMS's computer software and documentation, software performance results, flow charts and other specifications (whether or not electronically stored), data and data formats (collectively, "FDMS's Proprietary Information") whether any of the materials are developed or purchased specifically for performance of this Agreement or otherwise. Customer shall, and shall cause its Affiliates to, return to FDMS all of FDMS's Proprietary Information upon the expiration or termination of this Agreement.

         10.3 CONFIDENTIALITY OF AGREEMENT. Except as required by law, each of FDMS and Customer shall keep confidential and not disclose, and shall cause its Affiliates and their respective directors, officers, employees, representatives, agents and independent contractors to keep confidential and not disclose, any of the terms and conditions of this Agreement to any third party without the prior written consent of FDMS. The parties acknowledge and agree that Customer may, upon the advice of counsel and provision of notice to FDMS, file a copy of this Agreement with and/or provide a description of this Agreement to applicable government authorities if this Agreement is deemed material to Customer.

         10.4 CONFIDENTIALITY. FDMS and Customer shall maintain Customer's Proprietary Information and FDMS's Proprietary Information, respectively, in strict confidence. Without limiting the generality of the foregoing, FDMS and Customer each agree:

         (a) not to disclose or permit any other person or Entity access to Customer's Proprietary Information or FDMS's Proprietary Information, as appropriate, except that the disclosure or access shall be permitted to an employee, officer, director, agent, representative, external or internal auditors or independent contractor of the party requiring access to the same in the course of his or her employment or services;

         (b) to ensure that its employees, officers, directors, agents, representatives and independent contractors are advised of the confidential nature of Customer's Proprietary Information and FDMS's Proprietary Information, as appropriate, and are precluded from taking any action prohibited under this
Article 10, provided that in any event Customer and FDMS shall each be liable for any breach of this Article 10 by their respective employees, officers, directors, agents, representatives and independent contractors;

         (c) not to alter or remove any identification, copyright or proprietary rights notice which indicates the ownership of any part of Customer's Proprietary Information or FDMS's Proprietary Information, as appropriate;

         (d) to notify the other promptly and in writing of the circumstances surrounding any possession, use or knowledge of Customer's Proprietary Information or FDMS's Proprietary Information, as appropriate, at any location or by any Entity other than those authorized by this Agreement; and

         (e) not to use Customer's Proprietary Information or FDMS's Proprietary Information, as appropriate, except for the purposes of fulfilling its obligations under this Agreement.

         10.5 RELEASE OF INFORMATION. Despite the foregoing, Customer and FDMS agree that Customer's Proprietary Information may be made available to VISA, MasterCard or to supervisory or regulatory authorities of Customer upon the written request of any of the foregoing.

         10.6 EXCLUSIONS. Nothing in this Article 10 shall restrict either party with respect to information or data identical or similar to that contained in Customer's Proprietary Information or FDMS's Proprietary Information, as appropriate, but which: (i) the receiving party can demonstrate was rightfully possessed by it before it received the information from the disclosing party;
(ii) was in the public domain prior to the date of this Agreement or subsequently becomes publicly available through no fault of the receiving party or any Entity acting on its behalf; (iii) was previously received by the receiving party from a third party or is subsequently furnished rightfully to the receiving party by a third party (no Affiliate of FDMS or Customer shall be considered to be a third party) not known to be under restrictions on use or disclosure; (iv) is independently developed by such party; (v) is required to be disclosed by law, regulation or court order, provided that the disclosing party will exercise reasonable efforts to notify the other party prior to disclosure; or (vi) is required to be disclosed to comply with or to enforce the terms of this Agreement.

         10.7 REMEDY. If either party breaches this Article 10, the non-breaching party will suffer irreparable harm and the total amount of monetary damages for any injury to such party will be impossible to calculate and therefore an inadequate remedy. Accordingly, the non-breaching party may (i) seek temporary and permanent injunctive relief against the breaching party or
(ii) exercise any other rights and seek any other remedies to which the non-breaching party may be entitled to at law, in equity and under this Agreement (including Article 6) for any violation of this Article 10. The provisions of this Article 10 shall survive the expiration or termination of this Agreement.

                                  ARTICLE XI.
                                 REPRESENTATIONS

         11.1 FDMS'S REPRESENTATION. FDMS represents and warrants that the execution and delivery of this Agreement and the consummation of the transaction herein contemplated does not conflict in any material respect with or constitute a material breach or material default under the terms and conditions of any documents, agreements or other writings to which it is a party.

         11.2 CUSTOMER'S REPRESENTATION. Customer represents and warrants that the execution and delivery of this Agreement and the consummation of the transaction herein contemplated does not conflict in any material respect with or constitute a material breach or material default under the terms and conditions of any documents, agreements or other writings to which it is a party.

                                  ARTICLE XII.
                                  MISCELLANEOUS

         12.1 ASSIGNMENT OF THIS AGREEMENT. Except as otherwise provided herein, the rights and obligations of each party under this Agreement are personal and this Agreement shall not be assigned, either voluntarily or by operation of law, without the prior written consent of the other party, which will not be unreasonably withheld or delayed beyond thirty (30) days; provided, however, that if FDMS fails to consent to any such proposed assignment by Customer, Customer may terminate this Agreement without penalty and shall have the right to begin Deconversion as described in Section 4.8 hereof. Subject to the foregoing, all provisions contained in this Agreement shall extend to and be binding upon the parties hereto or their respective successors and permitted assigns.

         12.2 STATE LAW. Except as provided in Exhibit D, this Agreement shall be governed by the laws of the State of New York as to all matters including validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof. With respect to any suit, action or proceeding arising out of or relating to this Agreement, Customer agrees that any process to be served in connection therewith shall, if delivered, sent or mailed in accordance with Section 12.3, constitute good, proper and sufficient service thereof.

         12.3 NOTICE. All notices which either party may be required or desire to give to the other party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other party at its respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified.

              If to FDMS:                          With a copy to:

              First Data Merchant                  First Data Merchant
              Services Corporation                 Services Corporation
              1307 Walt Whitman Road               12500 E. Mt. Belford Avenue
              P.O. Box 9075                        Suite M1-2-A
              Melville, NY 11747                   Englewood, Colorado 80112
              Attn: General Manager                Attn: General Counsel
              Telecopy Number: 631-683-7015        Telecopy Number: 720-332-0051

              If to Customer:                      With a copy to:

              iPayment, Inc.                       iPayment, Inc.
              40 Burton Hills, Suite 415           26707 West Agoura Rd.,
              Nashville, TN 37215                  Suite 100
              Attn: Afshin Yazdian                 Calabasas, CA 91311

              Telecopy Number: 615-665-8434        Attn: Joe Jorling
                                                   Telecopy Number: 818-701-2406


A party may change its address or addresses set forth above by giving the other party notice of the change in accordance with the provisions of this section.

         12.4 WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not affect in any way the full right to require the performance at any subsequent time. The waiver by either party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of the provision itself.

         12.5 RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed to create a partnership, joint venture or similar relationship between the parties. The parties' relationship shall be that of independent parties contracting for services. Neither party shall hold itself out as having the authority to bind the other except as specifically provided in connection with Interchange Settlement. All personnel and other agents employed by either party in connection with this Agreement are such party's or its agent's employees and not employees or agents of the other party. Nothing contained in this Agreement shall be deemed to convey to FDMS any interest in the business or assets of Customer.

         12.6 THIRD PARTY BENEFICIARIES. This Agreement is entered into solely for the benefit of FDMS, Customer and their respective Affiliates and shall not confer any rights upon any other Entity.

         12.7 SUBCONTRACTORS. FDMS may subcontract all or any part of the Services, but, notwithstanding any such subcontract, FDMS shall remain primarily responsible for performance of the Services.

         12.8 FORCE MAJEURE AND RESTRICTED PERFORMANCE. If performance by FDMS or Customer of any service or obligation under this Agreement, including conversion or Deconversion, is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, failure of MasterCard or VISA, failure or delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo, or any law, order, proclamation, regulation, ordinance, demand or requirement having legal effect of any government or any judicial authority or representative of any such government, or any other act, omission or cause whatsoever, whether similar or dissimilar to those referred to in this clause, which are beyond the reasonable control of FDMS or Customer, then FDMS or Customer, as applicable, shall be excused from the performance to the extent of the prevention, restriction, delay or interference.

         12.9 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provisions a valid provision which most closely approximates the intent and economic effect of the invalid provision.

         12.10 AUDIT. From time to time during the Term of this Agreement, FDMS will allow a third party, selected by FDMS, to perform an audit of the electronic data processing environment maintained by FDMS to provide the services contemplated under this Agreement. FDMS shall provide Customer with a copy of the results of the audit if Customer requests a copy in writing.

         12.11 RISK OF LOSS. Customer shall be responsible for any and all risk of loss to any tangible item (i) provided by FDMS for Customer (including without limitation statements and embossed cards) upon the delivery of such items to the U.S. Postal Service or such other courier as Customer may select, and (ii) provided by Customer to FDMS until actual receipt of such items by FDMS. It is expressly understood that the U.S. Postal Service and any courier selected by Customer are the agents of Customer and not FDMS.

         12.12 EQUAL EMPLOYMENT OPPORTUNITY. FDMS will not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, disability, age or veteran status as ordered by the Secretary of Labor pursuant to Section 202 of Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974.

         12.13 ENTIRE AGREEMENT. This Agreement, including Exhibits and the executed Affiliate Agreements, if any, sets forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning the subject matter.

         12.14 AMENDMENTS. This Agreement may not be amended except by a writing signed by authorized representatives of both parties to this Agreement.

         12.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


  [The rest of this page is intentionally left blank; signature page follows.]

         The parties to this Agreement have caused it to be executed by their duly authorized officers as of the date set forth at the beginning of this Agreement.

                                       FIRST DATA MERCHANT SERVICES CORPORATION

                                       By: /s/ Brian J. McCutcheon
                                           ------------------------------------
                                       Name: Brian J. McCutcheon
                                       Title: Senior Vice President



                                       iPAYMENT, INC.

                                       By: /s/ Gregory S. Daily
                                           ------------------------------------
                                       Name: Gregory S. Daily
                                       Title: CEO

                                    EXHIBIT A

                                    SERVICES


A. TRANSACTION PROCESSING SERVICES. FDMS shall provide all personnel and all processing equipment and programs, in each case necessary to:

         1. log, balance and process all transaction card tickets submitted by Merchants, including all transaction card tickets submitted by paper, electronic data transmission and computer tape;

         2. enter into, settle and reconcile transaction cards and cash advance transactions for Merchants with respect to the Interchange System of transaction cards and Card Associations, including processing of returned transactions through Visa BIN and MasterCard ICA numbers;

         3. process and clear all daily Merchant rejects to include, but not limited to: invalid merchant number, merchant not on file, merchant account closed, invalid cardholder number, invalid BIN, invalid card types, invalid authorization date, invalid merchant indicator, and interchange rejects;

         4. process and clear all daily and monthly Merchant ACH returns, and any monthly Merchant payment returns;

         5. calculate and appropriate funding amounts to be processed, fee amounts to be billed and to prepare appropriate notifications in machine readable format for transmission to Customer for Merchants or other electronic funds transfer networks in accordance with the terms of each Merchant Agreement;

         6. prepare and mail fee and transaction activity reports and statements to Merchants;

         7. deliver to Customer all normal Customer and Merchant level reporting to include, but not limited to: daily and monthly clearing, settlement, reconciliation reporting; transaction activity, profitability, and productivity reports, risk reports, and reserve account reports

         8. submit to Customer, data necessary for the preparation of appropriate Card Association reports for the transmission and payment of all Card Association fees and assessments;

         9. perform all necessary research requested by either the Merchant or Customer for transaction cards, cash advances, or other payment media processed by the Merchant and processed through FDMS or its Affiliates to include, but not limited to: authorizations, captured transactions, interchange qualifications, merchant and statements;

         10. perform any necessary system changes related to the management of the Customer merchant portfolio, to include but not limited to: facilitating any client communication (statement messages, statement inserts, or system generated letters); making any system level changes (bank name, address, phone number changes on any client communication such as merchant statements); any system changes that may impact the performance of the portfolio or individual merchants (changing ACH flags, statement flags, interchange or deposit indicators, discount calculation indicators, or pricing changes;

         11. provide for periodic systems operating software upgrades to comply with Card Association mandatory regulations;

         12. implement all necessary system changes or upgrades to all applicable processing platforms, Merchant POS terminals/software applications to ensure that FDMS is compliant with all Card Association and Network mandates, to include, but not limited to: Card Association Edit Package updates, Account Number Truncation, DUKPT and Triple Des requirements for PIN-based Debit, V Codes for American Express and Discover, Verified By Visa;

         13. perform data processing and data storage services relating to FDMS's obligations set forth herein;

         14. install, provide, or cause to be installed or provided, the means for communicating data from its facilities or equipment to the facilities or equipment of Customer and third parties designated by Customer as FDMS determines is desirable to perform the Services. The method of transmission and the medial employed will be determined by FDMS after consultation with Customer, taking into consideration relevant factors such as traffic type, inbound and outbound message sizes, traffic loading distribution, and the equipment or devices which are or may be used; and

         15. change the branding and logos of statements and reports as reasonably requested by Customer.

B.       AUTHORIZATION SERVICES.  FDMS shall provide the following services:

         1. Voice: To provide voice and voice response unit authorizations and other authorization security functions in compliance with card Association Rules.

         2. Electronic: To provide front-end network and communication services for merchants, including electronic authorizations and capture through dial terminals, dedicated lines, and network links for Merchants connected to FDMS or its Affiliate's proprietary authorization and capture network.

C.       POS SUPPORT SERVICES.  FDMS shall provide the following services:

         1. Provide terminal and technical help desk support, operating 7 days per week, 24 hours per day for inbound merchant inquiries regarding credit card terminals and the associated outbound call to ensure resolution. Attempt to resolve issue without



                                   Exhibit A
                                       2
                  deploying a replacement terminal. Utilize internal products to assist in problem resolution and call tracking. Provide support for all FDMS authorization networks and other third parties (i.e. MAPP, VisaNet, NDC, etc.).

         2. Provide Application Processing Services defined as data entry for any additional locations to existing accounts and account maintenance, changes or status changes on existing Merchant accounts to all applicable processing platforms being used by the Merchant that are supplied by FDMS or its Affiliates. This would also include the programming/downloading of the supported POS Terminals, and training of the Merchant.

D. CHARGEBACK AND RETRIEVAL SERVICES. FDMS shall provide the following services:

         CHARGEBACK PROCESSING - Research, process and collect chargebacks, chargeback reversals and adjustments as occur during the normal course of business in a timely and accurate fashion, in accordance with the Visa and MasterCard Rules Regulations. Research and determine the validity of incoming merchant chargebacks. If a chargeback is valid, a debit along with supporting documentation is forwarded to the merchant. If found that a chargeback is invalid, a representment (reversal) is processed back to the issuing bank. When an invalid chargeback is in the third presentment stage and FDMS is unable to come to resolution with the issuing bank, a filing can be sent to the associations for ruling. The merchant is debited merchant on day one of the incoming chargeback during the research of the validity.

         COMPLIANCE RESOLUTION - Research and determine the validity of incoming compliance cases as sell as send outgoing cases to the issuing bank on behalf of the merchant.

         GOOD FAITH RESOLUTION - Prepare incoming cases and forward to the merchant for review. If the merchant accepts the case, FDMS sends a credit to the issuer and debits the merchant. If the merchant refuses the case, FDMS will send a denial letter to the issuing bank. FDMS also prepares and sends outgoing cases to the issuing bank on the behalf the merchant.

         RETRIEVAL PROCESSING - Research and process retrievals as occur during the normal course of business in a timely and accurate fashion, in accordance with the Visa and Master Card Rules Regulations. In most cases, an automatic 12B-retrieval request is forwarded to the merchant from FDR Omaha. In the event that an item would reject from the 12B or if a client does not use the 12B feature, FDMS prepares a request and notifies the merchant of the request of copy. Upon the clients' request, FDMS also makes follow up contacts to the merchant if a fulfillment is not received. Once a fulfillment is received, FDMS will review to be sure that all fields required by the associations are on the draft. If the fulfillment is either illegible or missing values a contact is made to the merchant in attempt to receive a better copy. FDMS then fulfills the retrieval request to the issuing bank.




                                   Exhibit A

         MISCELLANEOUS SETTLEMENT - Monitor and report to the client funds that are received through miscellaneous interchange. FDMS will determine whom the adjustment belongs to as well as advise the client whether the merchant needs to be debited or credited.

         INCOMING MERCHANT CHARGEBACK/RETRIEVAL PHONE CALLS - Assists merchants in locating retrieval fulfillment's by verifying information which sometimes includes pulling reports to look at the batch information. Also assists the merchant with any questions relating to the resolution of an incoming chargeback/compliance case, etc.

E.       MERCHANT CUSTOMER SERVICES. FDMS shall provide the following services:

         CLIENT SERVICES - Respond to incoming merchant calls regarding deposits, funding, statements, billing and supply requests. Resolve issues during phone call or research offline and place outgoing phone call or prepare correspondence with resolution. Make minor status changes to merchant accounts. Route calls to other applicable areas for further assistance, i.e. chargebacks, Relationship Managers, POS Help Desk. Supply additional drafts, cash advance drafts and other processing forms as ordered by Merchants.

         MERCHANT RELATIONSHIP MANAGEMENT - Perform repricing, based upon parameters supplied by Customer, respond to requests for additional equipment and card entitlements, status changes, cancellations, rate reviews and statement code changes. Provide the services of relationship managers consistent with the manner in which such services are provided to other customers of FDMS.

F.       SECURITY SERVICES. FDMS shall provide the following services:

         CREDIT REVIEW - Perform review of new merchant applications and additional outlets requests using approved credit policy and make decision to approve or decline.

         FRAUD MANAGEMENT - Provide ongoing risk management and fraud screening and services for the portfolio. Review suspect accounts and perform investigations. Take appropriate steps to mitigate fraud reasonably consistent with past practices.

         COLLECTIONS - Attempt to secure outstanding funds owed Customer for chargebacks, monthly fees or fraud Losses.

G. CLEARING SERVICES. FDMS will provide Customer with the services contemplated by Section 2.1(c) of this Agreement in accordance with the terms thereof.



                                   Exhibit A
                                       4

                                    EXHIBIT B

                                     PRICING


I.       REIMBURSEMENTS AND ASSESSMENTS

         a. Customer shall be responsible for and billed directly for any MasterCard, VISA or other Transaction Card dues, fees and assessments. Customer shall reimburse FDMS for base access fees incurred by FDMS on behalf of Customer.

         b. Customer shall pay all postage and/or courier expenses associated with the transportation of reports and documents pursuant to this Agreement, with the exception of merchant statements.

         c. Customer shall reimburse FDMS for special service set-up/certification fees and charges, training fees and programming fees, including but not limited to the set up/training charges associated with Acquiring Debit Services, PC Remote Access Services and other services requiring special programming or training. Prices for such services shall be provided by FDMS upon Customer's request.

         d. Customer shall reimburse FDMS for destroyed forms, product service selects, network control requests, equipment sales, supplies, documentation manuals and any fees and charges which are incurred by FDMS in connection with providing Acquiring Debit Services, with the exception of EDS Network switch fees.

         e. Customer shall reimburse FDMS for equipment sales, deployment, supplies and documentation manuals. Beginning 90 days after the Effective Time, bills with respect to the foregoing shall be sent to Customer within 60 days after the end of the month in which the costs were incurred and the costs therefor shall be the same as the charges then being billed to Customer by Tasq Technologies Inc. (or any successor affiliate of FDMS).

         f. In connection with the Front-End Services to be performed by FDMS on behalf of Customer, Customer shall, in addition to any other fees and charges set forth in this Agreement, be responsible for all (i) costs and expenses incurred by FDMS in connection with the conversion of Merchant records to the FDMS System, (ii) direct third party network fees and all Internet interchange, switching and access fees, for credit and debit Transactions, (iii) transmission surcharges, (iv) courtesy write-offs initiated by Customer, (v) costs associated with replacing or repairing any point-of-sale terminal, (vi) leased lines to direct link Merchants, and (vii) trailing chargebacks and other related charges incurred by FDMS on behalf of Customer following the termination or expiration of this Agreement. Any of the above charges shall be subject to increase by FDMS upon at least thirty (30) day's prior written notice to Customer in the event of an increase in such fees charged to FDMS by the applicable third party vendor.

II. PRICING. For the services described in Exhibit A, Customer shall pay FDMS $*** per gross credit Transaction and $*** per debit Transaction.

III. ACCOUNT BOARDING FEES. For the credit initiation, Client Impact-AIS, Client Impact - Sales Support, Customer shall pay FDMS $*** per new account signed and $*** for additional outlet signed.

IV. In the event that Customer should, following any payment to FDMS pursuant to Section 4.5 of this Agreement, dispute the accuracy of the volumes, transaction types or prices associated with all or any portion of an amount (as indicated on the appropriate invoice) drawn from Customer's account in accordance with the provisions of Section 4.5 of this Agreement (hereinafter referred to as the "Disputed Amount"), then Customer shall promptly, but in any case not later than sixty (60) days following the date of such invoice, notify FDMS's Accounts Receivable Department of the nature of such dispute (hereinafter referred to as an "Inquiry"). FDMS will make a reasonable effort to resolve such dispute and to reimburse such amount to Customer promptly. However, if the dispute is not resolved within five (5) business days following FDMS's receipt of Customer's Inquiry, then FDMS shall temporarily refund to Customer, by the method set forth in Section 4.5 of this Agreement, the Disputed Amount until such time as a complete resolution of such dispute is effected. Within sixty (60) days following the date on which FDMS receives Customer's Inquiry, FDMS shall completely resolve such dispute. FDMS agrees to review and consider any bona fide dispute of an invoiced amount the notice of which is submitted by Customer not more than sixty (60) days following the date of the applicable invoice.



*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

                                   Exhibit B
                                       2

                                    EXHIBIT C

                                   DEFINITIONS


         The following definitions apply to the terms set forth below when used in this Agreement:

         "AAA" is defined in Exhibit D to this Agreement.

         "ACQUIRE" (and with the correlative meaning "Acquisition") means to acquire, directly or indirectly, an interest through purchase, exchange or other acquisition of assets, stock or other equity interests, or to merge or consolidate or any similar transaction.

         "ACQUIRER" means an Entity which has an arrangement with a Merchant to obtain Transaction Card Tickets from the Merchant and present the Transaction Card Tickets through an Interchange to an Issuer.

         "AFFILIATE" means, with respect to Customer or FDMS, any Entity which, directly or indirectly, owns or Controls, is owned or Controlled by, or is under common ownership or common Control with Customer or FDMS, as applicable; provided, that, in no event shall any Alliance be deemed to be an Affiliate of FDMS.

         "AGENT BANK" means an agent bank that is a party to a contract acquired by Customer pursuant to the Asset Purchase Agreement.

         "AGENT BANK ACCOUNT" means an arrangement between an Agent Bank and a Merchant which permits a Merchant to present Transaction Card Tickets to the Agent Bank for payment through the Interchange.

         "AGREEMENT" shall mean this Service Agreement as amended from time to time including any Exhibits attached hereto from time to time.

         "ALLIANCE" means any venture (in any form, including in corporate, partnership or limited liability company form) or contractual alliance now or hereafter entered into between FDMS or its Affiliates and one or more third parties for the provision of the Services pursuant to an arrangement whereby FDMS or its Affiliates share the economic benefits of ownership of Merchant Accounts through profit sharing, revenue sharing, a royalty interest or otherwise.

         "ARBITRATION DEMAND" is defined in Exhibit D to this Agreement.

         "ARBITRATION PANEL" is defined in Exhibit D to this Agreement.

         "ASSET PURCHASE AGREEMENTS" means the Asset Purchase Agreement dated as of December 27, 2004 between Customer and FDMS.

         "BASIC QUALIFICATIONS" is defined in Exhibit D to this Agreement.

         "BIN" means a Bank Identification Number issued by VISA.

         "CARD" means any credit or debit card, including Visa, MasterCard, American Express, Discover, Maestro, Interlink, JCB and Diners Club.

         "CARD ASSOCIATION" means Visa, MasterCard and any other association or card issuer having proprietary rights to, and clearing and oversight responsibilities with respect to, any credit or debit card used to effect Transactions and shall include any debit card network utilized to authorize and settle any debit card used to effect Transactions.

         "CARD ASSOCIATION FINES" means all Card Association fines, penalties and fees related to or arising from Transactions.

         "CARDHOLDER" means an individual or Entity which has a Cardholder Account with an Issuer.

         "CARDHOLDER ACCOUNT" means an arrangement between an individual or an Entity and an Issuer which provides that the individual or Entity may use one or more Transaction Cards issued by the Issuer.

         "CHANGE OF CONTROL" shall mean a change in the direct or indirect ownership of at least 60% of an Entity's (including Customer and any Affiliate of Customer) outstanding capital stock (or other form of ownership) or a majority of the voting power in any election of directors.

         "CHARGEBACK" means a disputed charge by a Cardholder or rejected charge form or other evidence of a purchase by a Cardholder of goods and/or services from a Merchant by use of a Card that is returned unpaid by the issuing financial institution, in accordance with the Rules.

         "CLEARING BANK" is defined in Section 2.1(b) of this Agreement.

         "CLEARING BANK AGREEMENT" is defined in Section 2.1(b) of this Agreement.

         "CONTROL" (and with the correlative meaning "Controlled") means the power to direct the management or affairs of an Entity and "ownership" means the beneficial ownership of more than 60% of the equity securities of the Entity.

         "CUSTOMER'S ACCOUNTS" means the Merchant Accounts set forth in Schedule 2.1(a)(i)(B) to the Asset Purchase Agreement being acquired by Customer pursuant to the Asset Purchase Agreement and any new Merchant Accounts sourced to Customer pursuant to the Referral Agreements acquired by Customer pursuant to the Asset Purchase Agreement.

         "CUSTOMER'S PROPRIETARY INFORMATION" is defined in Section 10.1 of this Agreement.

         "DECONVERSION" means the removal of information concerning Customer's Accounts from the FDMS System.

         "DISPUTE" is defined in Section 5.1 of this Agreement.

         "DISPUTING PARTY" is defined in Exhibit D to this Agreement.


                                   Exhibit C
                                       2

         "ENTITY" means a corporation, partnership, sole proprietorship, joint venture, or other form of organization.

         "EXISTING CLEARING AGREEMENTS" means the clearing agreement dated as of March 31, 2003, as amended, between FDMS and JP Morgan Chase Bank, the clearing agreement dated as of February 4, 1994, as amended, between FDMS and Wells Fargo Bank, N.A and the clearing agreement dated as of March 22, 1999, as amended, among FDMS, Unified Merchant Services and Banc One POS Services Corporation.

         "FDMS'S PROPRIETARY INFORMATION" is defined in Section 10.2 of this Agreement.

         "FDMS SYSTEM" means the computer equipment, computer software and related equipment and documentation used at any time and from time to time by FDMS to provide the Services.

         "FRONT-END SERVICES" means products and services relating to the authorization, data capture and transmission of transaction information to FDMS's data processing facilities.

         "ICA" means an InterBank Card Association number issued by MasterCard.

         "INDEMNIFIED PARTY" is defined in Exhibit E to this Agreement.

         "INDEMNIFYING PARTY" is defined in Exhibit E to this Agreement.

         "INSOLVENCY EVENT" occurs, with respect to any party, when such party:

                  (i) is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due;

                  (ii) makes a general assignment, arrangement, or composition agreement with or for the benefit of its creditors; or

                  (iii) files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian, or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within thirty (30) days).

         "INTERCHANGE" means the contracts, agreements, rules, regulations and procedures governing the relationships between, or the actions in accordance with the contracts, agreements, rules, regulations and procedures by, any two or more Entities in connection with the Interchange Settlement.

         "INTERCHANGE SETTLEMENT" means the process by which FDMS, on behalf of Customer (i) facilitates payment for MasterCard and VISA Transaction Card Tickets presented by Acquirers to Customer, (ii) receives payment for MasterCard and VISA Transaction Card Tickets presented by Customer to Issuers, and (iii) remits and receives payments for chargebacks and other Interchange fees and expenses of or payable by Customer.


                                   Exhibit C
                                       3

         "ISSUER" means an Entity that has a Cardholder Account with a Cardholder.

         "LEGAL REQUIREMENTS" is defined in Section 2.3 of this Agreement.

         "MASTERCARD" means MasterCard International Incorporated or its successors or assigns.

         "MERCHANT" means an Entity that has the right to acquire or otherwise acquires a Transaction Card Ticket as payment for goods, services, or otherwise.

         "MERCHANT ACCOUNT" means an arrangement between an Acquirer and a Merchant which permits a Merchant to present Transaction Card Tickets to the Acquirer for payment through the Interchange.

         "NEW PORTFOLIO" is defined in Section 3.4(b) of this Agreement.

         "ORIGINAL TERM" is defined in Section 8.1 of this Agreement.

         "PROCESSING FEES" means all fees and charges incurred for services performed at the prices set forth in Exhibit B to this Agreement (including Minimum Processing Fees, if any), as adjusted from time to time by FDMS consistent with this Agreement, with the exception of Special Fees and specifically excluding all charges for taxes and interest.

         "PROCESSING YEAR" is defined in Section 8.1 of this Agreement.

         "PROCESSING YEAR 1" is defined in Section 8.1 this Agreement.

         "RULES" means the applicable bylaws, rules, regulations, documentation and manuals promulgated or adopted by MasterCard, Visa or other Card Associations, as such rules, manuals and other items may be amended or supplemented from time to time.

         "SERVICES" is defined in Section 2.1 of this Agreement.

         "SPECIAL FEES" means the amounts payable by Customer on a pass-through or reimbursement basis for services or goods provided by a third party as described in Exhibit B to this Agreement, including any rates charged to FDMS for postage costs, courier costs and costs of forms.

         "SPONSORSHIP TRANSITION EVENT" means the occurrence of any of the following: (i) Customer fails to obtain the written consent of JP Morgan Chase Bank, Wells Fargo Bank, N.A. and Banc One POS Services Corporation within 180 days after the first day of the Term to continue to provide clearing and settlement services throughout the term of the underlying Existing Clearing Agreement with respect to Customer's Accounts currently being cleared and settled by such Clearing Bank on the same terms that are in effect prior to the date hereof, (ii) the 30th day after JP Morgan Chase Bank, Wells Fargo Bank, N.A. or Banc One POS Services Corporation communicates that it will not provide the consent referred to in clause (i), or (iii) FDMS delivers a written notice to Customer that it will cease to provide the services of a Clearing Bank pursuant to Section 2.1(c) of this Agreement as a result of (A) the expected


                                   Exhibit C
termination of an Existing Clearing Agreement (which notice will not be effective prior to the date of the termination of the Existing Clearing Agreement or if FDMS is able to provide an alternative Clearing Bank pursuant to
Section 2.1(d) prior to such termination date) or (B) First Financial Bank ceasing to provide clearing and settlement services for third parties.

         "SURVIVING ENTITY" is defined in Section 3.2 of this Agreement.

         "TERM" means the Original Term together with any renewal term pursuant to Section 8.2 of this Agreement or any other extension of this Agreement.

         "TRANSACTION" means the purchase by a Cardholder of goods or services from a Merchant by use of a Transaction Card and any other transaction involving a Transaction Card Ticket.

         "TRANSACTION CARD" means a payment card issued pursuant to a license from MasterCard, VISA or any other card issuing organization for which FDMS currently provides service support. This shall include any credit card, debit card or any small business account card, purchasing account card or corporate travel and expense account card.

         "TRANSACTION CARD TICKET" means a record (whether paper, magnetic, electronic or otherwise) which is created to evidence the use of a Transaction Card as payment for goods, services, cash advances or otherwise or for a credit or refund or otherwise.

         "VISA" means, individually or collectively, as appropriate, VISA U.S.A. Inc. or VISA INTERNATIONAL or either of their successors or assigns.






                                   Exhibit C
                                       5

                                    EXHIBIT D

                                   ARBITRATION

ARBITRATION.

         (a) If the parties are unable to resolve any Dispute as contemplated by
Section 5.1 of this Agreement, such Dispute shall be submitted to mandatory and binding arbitration at the election of either party (the "Disputing Party"). Except as otherwise provided in this Exhibit D, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA").

         (b) To initiate the arbitration, the Disputing Party shall notify the other party in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, if known, (iii) specify the requested relief and (iv) name a neutral arbitrator who (A) has been licensed to practice law in the U.S. for at least ten years,
(B) is not then an employee of Customer or FDMS or an employee of an Affiliate of either, and (C) is experienced in representing clients in connection with commercial agreements (the "Basic Qualifications"). Within fifteen (15) days after the other party's receipt of the Arbitration Demand, such other party shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party; (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, if known, and (C) specify the requested relief; and (iii) naming a second neutral arbitrator satisfying the Basic Qualifications. Promptly, but in any event within fifteen
(15) days thereafter, the two neutral arbitrators so named will select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationships with the parties or their counsel, except as otherwise disclosed in writing to and approved by the parties. If the two arbitrators selected by the parties cannot agree upon the third neutral arbitrator, then the AAA shall select the third neutral arbitrator. The arbitration will be heard by a panel of the three arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

         (c) The arbitration hearing shall be held in such neutral location as the parties may mutually agree. The Arbitration Panel is specifically authorized to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. In the event summary judgment or partial summary judgment is granted, the non-prevailing party may not raise as a basis for a motion to vacate an award that the Arbitration Panel failed or refused to consider evidence bearing on any dismissed claim or issue. The Federal Rules of Evidence shall apply to the arbitration hearing. The party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitration Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including, without limitation, the provisions of this Exhibit D.

         (d) Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Exhibit D, the arbitrator shall be replaced by the party who selected such arbitrator, or if such arbitrator was selected by the two party-appointed arbitrators, by such two party-appointed arbitrators selecting a new third arbitrator in accordance with Exhibit D. Each such replacement arbitrator shall satisfy the Basic Qualifications. If an arbitrator is replaced pursuant to this paragraph (d) after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the provisions of this Exhibit D and the Commercial Arbitration Rules of the AAA.

         (e) At the time of granting or denying a motion for summary judgment as provided for in paragraph (c) and within fifteen (15) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the parties a writing setting forth the Arbitration Panel's finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement. If these findings or other matters which are subject to the confidentiality provisions of this Agreement become the subject of or are required to be used or filed in any judicial or other public proceeding, reasonable and appropriate steps shall be taken to protect their confidentiality.

         (f) The Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. Unresolved discovery disputes may be brought to the attention of the chair of the Arbitration Panel and shall be resolved by the chair. The Arbitration Panel is authorized to issue monetary sanctions against either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.

         (g) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

         (h) Each party will bear one-half (1/2) of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

JUDICIAL PROCEDURE. Nothing in this Exhibit D shall be construed to prevent any party from seeking from a court a temporary restraining order or other temporary, preliminary or extraordinary relief pending final resolution of a Dispute pursuant to this Exhibit D. The institution and maintenance of any action for such relief shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from the exercise of any such injunctive relief.



                                   Exhibit D
                                       2

FEDERAL ARBITRATION ACT. The parties acknowledge and agree that performance of the obligations under this contract necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to relevant provisions of this Exhibit D.
















                                   Exhibit D
                                       3

                                    EXHIBIT E

                                 INDEMNIFICATION


         CUSTOMER'S INDEMNIFICATION. Customer shall indemnify and hold harmless FDMS and its directors, officers, employees, agents and affiliates from and against any and all third party claims, liabilities, losses and damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement) arising out of or with respect to this Agreement, to the extent that the claim, liability, loss or damage is caused by, relates to or arises out of
(i) the breach by Customer of any of its duties or obligations under this Agreement or (ii) a claim or action against FDMS for any actual or alleged infringement of any patent, copyright, trade secret or other proprietary rights of any person in connection with the development of software or systems to support an enhancement requested by Customer using designs or specifications provided by Customer or in connection with the production by FDMS of cards, statements or other items for Customer using artwork, designs or concepts provided by Customer. In addition, Customer shall indemnify and hold harmless FDMS and its directors, officers, agent and affiliates from any and all claims, liabilities, losses and damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement) arising out of or with respect to this Agreement, to the extent that the claim, liability, loss or damage is caused by, relates to or arises out of any liability for Chargebacks, Card Association Fees and other credit-related losses relating to Transactions having an Acquirer's Processing Date (as specified in the Visa rules, or a comparable date with respect to other Card Associations) during the Term.

         Customer shall not have any obligation to indemnify FDMS against any claim, liability, loss or damage FDMS or its directors, officers, employees, agents or affiliates may suffer arising out of FDMS's negligent performance of any of the services provided under this Agreement.

         FDMS'S INDEMNIFICATION. FDMS shall indemnify Customer and its directors, officers, employees and agents from and against any and all third party claims, liabilities, losses or damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement) arising out of or with respect to this Agreement to the extent that the claim, liability, loss or damage is caused by, relates to or arises out of (i) the breach by FDMS of any of its duties or obligations under this Agreement or (ii) a claim or action against Customer for actual or alleged infringement of any patent, copyright, trade secret or other proprietary rights of any person by the FDMS System or any part thereof, except to the extent such claim is caused by (A) Customer's failure to use the FDMS System as permitted under this Agreement, (B) Customer's use of the FDMS System in combination with other software or systems not expressly authorized by FDMS, or (C) the development of software by FDMS to support an enhancement requested by Customer using designs or specifications provided by Customer or the production by FDMS of cards, statements or other items for Customer using artwork, designs or concepts provided by Customer. The provisions of this paragraph shall not be applicable in the case of such liability, claim, demand or dispute that arises out of negligence or willful misconduct of Customer, its assigns or its respective agents or employees.

         NOTIFICATION. In the event a claim, suit or proceeding by a third party for which indemnification may be available under this Agreement is made or filed against a party or any

Entity, the party against which the claim, suit or proceeding is made (the "Indemnified Party"), shall promptly notify the other party (the "Indemnifying Party") in writing of the claim, suit or proceeding. The Indemnifying Party, within thirty (30) days, or such shorter period as is required to avoid any prejudice in the claim, suit or proceeding, after the notice, may elect to defend, compromise, or settle the third party claim, suit or proceeding at its expense. In any third party claim, suit or proceeding which the Indemnifying Party has elected to defend, compromise or settle, the Indemnifying Party shall not after the election be responsible for the expenses, including counsel fees, of the Indemnified Party but the Indemnified Party may participate therein and retain counsel at its own expense. In any third party claim, suit or proceeding the defense of which the Indemnifying Party shall have assumed, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the consent of the Indemnifying Party and the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement affecting the Indemnified Party to the extent that the judgment or settlement involves more than the payment of money without the written consent of the Indemnified Party. The Indemnified Party shall provide to the Indemnifying Party all information, assistance and authority reasonably requested in order to evaluate any third party claim, suit or proceeding and effect any defense, compromise or settlement.

         CLAIMS PERIOD. Any claim for indemnification under this Agreement must be made prior to the earlier of:

                  A. One (1) year after the party claiming indemnification becomes aware of the event for which indemnification is claimed, or

                  B. One (1) year after the earlier of the termination of this Agreement or the expiration of the Term.








                                   Exhibit E
                                       2

                                    EXHIBIT F

                             CLEARING BANK AGREEMENT


         This Clearing Bank Agreement (this "Agreement") is entered into this ___ day of _______________, 200___ (the "Effective Date") between __________
(the "Clearing Bank") and First Data Merchant Services Corporation ("FDMS"). Capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit A to this Agreement.

         1. CLEARING BANK. Clearing Bank hereby agrees to act as a clearing bank for certain Customer Accounts of ________________ ("Company"). These Customer Accounts of Company are being processed by FDMS pursuant to a Service Agreement dated as of _______________, 2004 between FDMS and Company, as amended (the "Service Agreement"). Clearing Bank agrees that FDMS is taking directions in connection with FDMS's data processing services with respect to these Customer Accounts from Company and not from Clearing Bank.

         2. COMPLIANCE. Clearing Bank shall comply with all federal, state and local laws and regulations and the operating rules, regulations and procedures promulgated by MasterCard and VISA from time to time and the FDMS Settlement Rules adopted by FDMS from time to time.

         3. TERM AND TERMINATION. (a) This Agreement shall be effective as of the Effective Date, and shall remain in effect until the earlier of (i) the expiration or termination of the Service Agreement, or (ii) the termination of Clearing Bank's relationship with Company, at which time, this Agreement shall automatically terminate.

            (b) Notwithstanding the foregoing, FDMS may terminate this Agreement under any of the following conditions:

                  (i) immediately upon notice to Clearing Bank upon the failure by Clearing Bank to be a member, or failure by Clearing Bank otherwise to maintain good standing with, either VISA or MasterCard, as applicable, at any time during the Term;

                  (ii) the occurrence of an Insolvency Event with respect to the Clearing Bank;

                  (iii) immediately upon notice to Clearing Bank if FDMS has been required by a governmental or regulatory body or agency or by VISA or MasterCard to terminate settlement on behalf of Clearing Bank;

                  (iv) if Clearing Bank fails to pay any Daily Amount when required as provided in this Agreement and does not cure the failure within four (4) hours after written notice of the failure or immediately without notice if FDMS has the right more than three (3) times in any twelve month period to give notice under this paragraph whether or not the notice if given;

                  (v) upon twenty-four (24) hours notice by FDMS if FDMS has terminated Interchange Settlement of Transactions on behalf of Clearing Bank as described in Section 4(g) of this Agreement; or

                  (vi) if Clearing Bank fails to pay any amount due under this Agreement (other than a Daily Amount) within fifteen (15) days after written notice to Clearing Bank of its failure to pay the amount.

            (c) Upon expiration or termination of this Agreement, FDMS shall have no further obligation to settle with Clearing Bank and all outstanding unpaid amounts, due and owing to FDMS shall become immediately due and payable. Expiration or termination of this Agreement shall not affect the following:

                  (i) any obligation or liability owing or which becomes owing under this Agreement whether the obligations arise prior to or after the date of expiration or termination, including the obligations to make the payments provided in this Agreement, including Section 4(k) of this Agreement; or

                  (ii) the provisions of Sections 4(k), 4(l), 5, 6, 7, 8, 9 and 11 of this Agreement.

         4. SETTLEMENT. (a) In order for FDMS to provide services to Company pursuant to the Service Agreement, it is necessary for FDMS to handle and settle Interchange Settlement with respect to the Customer Accounts of Company through the international Interchange networks of MasterCard and VISA. It shall be the responsibility of Clearing Bank to provide ICA and BIN numbers from MasterCard and VISA, respectively, for use by FDMS in the settlement of Transactions for Clearing Bank. Clearing Bank understands that FDMS handles the Interchange Settlement with MasterCard and VISA for its clients, including Clearing Bank on a net settlement basis (the "Settlement System"). To facilitate the Settlement System, FDMS has established, will establish or will direct Clearing Bank to establish and may in the future establish or direct Clearing Bank to establish one or more interchange settlement Central Clearing Accounts (collectively the "Settlement Account") at one or more banks.

            (b) FDMS shall calculate and inform Clearing Bank on each business day of the amount of funds to be transferred (the "Daily Amount") as the result of (i) current Transaction processing, and (ii) funding required for incoming Transactions of Clearing Bank. If the Daily Amount is negative, Clearing Bank shall transfer to the Settlement Account, by the close of business of the Federal Reserve System in New York, an amount equal to the Daily Amount. If the Daily Amount is positive, FDMS will transfer to Clearing Bank, or will cause MasterCard or VISA to transfer to Clearing Bank, immediately available funds equal to the Daily Amount prior to the close of business of the Federal Reserve System in New York on such date.

            (c) The Daily Amount shall equal (i) the Net Settlement Amount for Clearing Bank, plus (ii) the amount necessary to fund incoming Interchange Transactions not yet processed, determined in accordance with the FDMS Settlement Rules, minus (iii)



                                   Exhibit F
the amount previously advanced by Clearing Bank with respect to prior incoming Interchange Transactions for which processing is complete.

            (d) If Clearing Bank fails on any business day when required by the terms of this Agreement or the FDMS Settlement Rules to transfer the Daily Amount to the Settlement Account, FDMS may refuse, without incurring any liability to Clearing Bank, to act as Clearing Bank's agent in discharging any VISA or MasterCard Interchange obligations of Clearing Bank and shall have the right to immediately notify MasterCard and VISA that it will no longer cause the MasterCard or VISA Interchange obligations of Clearing Bank to be discharged. In addition to the foregoing, FDMS may take such actions with respect to Clearing Bank's obligations under the Settlement System as FDMS deems reasonable to protect FDMS or its customers from any loss arising from Clearing Bank's nonpayment of the Daily Amount.

            (e) In addition to any other provisions in this Agreement, if Clearing Bank fails to transfer or make available the Daily Amount for any business day, Clearing Bank shall pay to FDMS a late payment fee (the "Settlement Late Payment Fee") which shall be equal to the amount Clearing Bank would have been required to pay as a late payment fee under MasterCard and VISA rules. The amount shall be calculated in accordance with the rules and shall continue to accrue until FDMS shall have received the Daily Amount from Clearing Bank. Settlement Late Payment Fees shall be paid to FDMS based upon the rules even though FDMS may have elected to make settlement with MasterCard or VISA in a timely manner on behalf of Clearing Bank. If FDMS has received funds from VISA or MasterCard as a result of Interchange Settlement on behalf of Clearing Bank and fails to make available the Daily Amount to Clearing Bank, FDMS shall pay to Clearing Bank a late payment fee based on the Daily Amount calculated in the same manner as the Settlement Late Payment Fee.

            (f) The obligation of FDMS to discharge any VISA or MasterCard Interchange obligations of Clearing Bank or Clearing Bank's affiliates shall be solely as an agent of Clearing Bank in accordance with the terms and provisions of this Agreement and the FDMS Settlement Rules. FDMS shall have no independent obligation with respect to the discharge of the Interchange obligations of Clearing Bank.

            (g) If MasterCard or VISA notifies FDMS of any violation of the rules and regulations of MasterCard or VISA, relating to Clearing Bank or Transactions processed for Clearing Bank, FDMS may, without liability to Clearing Bank or Company, terminate Interchange Settlement of transactions on behalf of Clearing Bank under this Agreement until the time as FDMS is notified by MasterCard or VISA that the violation has been corrected.

            (h) Clearing Bank acknowledges that performance of Interchange Settlement involves the settlement of certain of Clearing Bank's Transactions jointly and on a combined net basis with the settlement of Transactions of other customers of FDMS. Accordingly, the payment or receipt by FDMS of settlement monies on behalf of Clearing Bank may be dependent on equivalent payments or receipts being received or made by or for other customers of FDMS and in respect of Transactions involving


                                   Exhibit F
                                       3

Transaction Cards issued by such other customers. FDMS and Clearing Bank will cooperate and use all reasonable resources to identify the reason for any settlement failure and shall attempt to work to its resolution.

            (i) FDMS shall be entitled without further inquiry to execute or otherwise act upon (i) instructions or information or purported instructions or information received through the MasterCard and VISA payment systems and (ii) instructions or information, or purported instructions or information received in accordance with the MasterCard and VISA rules or settlement manuals otherwise than through the payment systems or in accordance with the FDMS Settlement Rules notwithstanding that it may afterwards be discovered that the instructions or information were not genuine or were not initiated by Clearing Bank. Such execution or action shall constitute a good discharge to FDMS, and FDMS shall not be liable for any liability, damage, expense, claim or loss (including loss of business, loss of profit or exemplary, punitive, special, indirect or consequential damages of any kind) whatsoever arising in whatever manner, directly or indirectly, from or as a result of the execution or action.

            (j) Clearing Bank agrees to discharge its Interchange Settlement obligations to FDMS under this Agreement in full and on first written demand waiving any defense, setoff or right of counterclaim (without prejudice to the ability of Clearing Bank to pursue these independently) and notwithstanding any act or omission or alleged act or omission or any insufficiency or deficiency that there is or has been or that may be alleged in the performance by FDMS of its obligations under this Agreement or otherwise. FDMS agrees, however, that it shall not set off against any payment to be made by it to Clearing Bank or on its behalf pursuant to this Agreement in connection with Interchange Settlement any amount due and payable by Clearing Bank to FDMS (without prejudice to the ability of FDMS to pursue these independently) other than amounts due and payable by Clearing Bank or on its behalf to FDMS pursuant to this Agreement in connection with Interchange Settlement.

            (k) If Clearing Bank terminates this Agreement or if Clearing Bank ceases to obtain processing services from FDMS under this Agreement in a manner which results in fees or charges relating to Clearing Bank's accounts or Company's accounts continuing to be included as a part of FDMS's net settlement with MasterCard or VISA, FDMS may obtain daily payment from the Settlement Account established under Section 4(a) of this Agreement or Clearing Bank will provide FDMS immediately upon notice with access to an account of Clearing Bank's funds, not requiring signature, which FDMS may draw upon in order to receive payment for such fees and charges. FDMS will provide Clearing Bank with documentation for all fees and charges paid on behalf of Clearing Bank

            (l) Clearing Bank will notify FDMS in writing at least one hundred twenty (120) days prior to any transfer or closing of all Customer Accounts of Company on the FDMS System associated with a BIN or ICA belonging to Clearing Bank or the redirection of any BIN or ICA by Clearing Bank to another processing system. Such notice shall include an instruction to FDMS to initiate a systematic removal from the FDMS System of account information associated with that BIN or ICA, which Company


                                   Exhibit F
                                       4
shall be obligated to pay for in accordance with the Service Agreement. Clearing Bank will comply with all rules, regulations and policies of MasterCard and VISA with respect to removal or deletion of unused or abandoned BINs or ICAs. If Clearing Bank fails to comply with such rules, regulations and policies, or fails to provide the foregoing notice to FDMS, Clearing Bank hereby authorizes FDMS, as its agent, to (i) request MasterCard or VISA to delete the BIN or ICA, and (ii) remove all account information associated with the BIN or ICA from the FDMS System at Company's expense, in accordance with the Service Agreement. Clearing Bank shall be responsible, and will reimburse FDMS, for any loss, expense or other cost associated with or arising from abandoned or unused BINs and ICAs, including trailing activity, fraudulent use or other similar costs.

         5. SEPARATE ACTIONS. Clearing Bank agrees that separate action or actions may be brought by FDMS against Clearing Bank, whether action is brought separately against or through Company or whether Company and FDMS join in any such action or actions. Clearing Bank waives any right to require FDMS to proceed against Company, and Clearing Bank waives any defense arising by reason of any disability or other defense of Company or by reason of the cessation from any cause whatsoever of the liability of Company.

         6. LIMITATION ON LIABILITY. FDMS's cumulative liability to Clearing Bank for any loss or damage, direct or indirect, for any cause whatsoever arising out of or related to the Service Agreement or this Agreement with respect to claims (whether third-party claims, indemnity claims or otherwise) relating to events in any calendar year shall not under any circumstances exceed one hundred thousand dollars ($100,000). In addition, the cumulative liability of FDMS in any calendar year to Clearing Bank and Company in the aggregate shall not exceed the amount of Processing Fees (as defined in the Service Agreement) paid to FDMS by Company pursuant to the Service Agreement for services performed during the immediately preceding calendar year. IN NO EVENT SHALL FDMS BE LIABLE UNDER ANY THEORY FOR ANY LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

         7. INDEMNIFICATION. (a) Clearing Bank shall indemnify and hold harmless FDMS, its affiliates and their respective directors, officers, employees and agents from and against any and all third party claims, liabilities, losses and damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement) arising out of or relating to this Agreement, to the extent that the claim, liability, loss or damage is caused by, relates to or arises out of the breach by Clearing Bank of any of its duties or obligations under this Agreement.

            (b) Subject to the provisions of Article 6, FDMS shall indemnify and hold harmless Clearing Bank and its directors, officers, employees and agents from and against any and all third party claims, liabilities, losses or damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement) arising out of or relating to this Agreement to the extent that the claim, liability, loss or damage is caused by, relates to or arises out of the breach by FDMS of any of its duties or obligations under this Agreement.


                                   Exhibit F

            (c) If a claim, suit or proceeding by a third party for which indemnification may be available under this Agreement is made or filed against a party or any party entitled to indemnification hereunder, the party against which the claim, suit or proceeding is made (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") in writing of the claim, suit or proceeding. The Indemnifying Party, within thirty (30) days, or such shorter period as is required to avoid any prejudice in the claim, suit or proceeding, after the notice, may elect to defend, compromise, or settle the third party claim, suit or proceeding at its expense. In any third party claim, suit or proceeding which the Indemnifying Party has elected to defend, compromise or settle, the Indemnifying Party shall not after the election be responsible for the expenses, including counsel fees, of the Indemnified Party but the Indemnified Party may participate therein and retain counsel at its own expense. In any third party claim, suit or proceeding the defense of which the Indemnifying Party shall have assumed, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the consent of the Indemnifying Party and the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement affecting the Indemnified Party to the extent that the judgment or settlement involves more than the payment of money without the written consent of the Indemnified Party. The Indemnified Party shall provide to the Indemnifying Party all information, assistance and authority reasonably requested in order to evaluate any third party claim, suit or proceeding and effect any defense, compromise or settlement.

            (d) Any claim for indemnification under this Agreement must be made prior to the earlier of:

                  (i) one (1) year after the party claiming indemnification becomes aware of the event for which indemnification is claimed, or

                  (ii) one (1) year after the end of the Term.

         8. CONFIDENTIALITY. (a) Upon Clearing Bank's request, FDMS shall return to Clearing Bank upon the expiration or termination of this Agreement and payment by Clearing Bank of all amounts due hereunder all or any requested portion of the proprietary and confidential data of Clearing Bank ("Clearing Bank's Proprietary Information").

            (b) Clearing Bank acknowledges and agrees that all product and system developments, enhancements, improvements and modifications provided by FDMS that may be utilized for the benefit of Company and Clearing Bank shall remain the sole and exclusive property of FDMS. Neither Company nor Clearing Bank shall obtain any proprietary rights in any proprietary or confidential information which has been or at any time after the date of this Agreement is disclosed, directly or indirectly, to Company, Clearing Bank or any of their respective affiliates by FDMS or its affiliates, including any data or information that is a trade secret or competitively sensitive material, FDMS's or its affiliates' user manuals, screen displays and formats, FDMS's or its affiliates' computer software and documentation, software performance results, flow charts, and other specifications (whether or not electronically stored), data and data



                                   Exhibit F
formats (collectively, "FDMS's Proprietary Information") whether any of the materials are developed or purchased specifically for performance of the Service Agreement or this Agreement or otherwise. Clearing Bank agrees to, and shall cause its affiliates to, return to FDMS all of FDMS's Proprietary Information upon the expiration or termination of this Agreement.

            (c) Except as required by law, Clearing Bank shall keep confidential and not disclose, and shall cause its affiliates and their respective directors, officers, employees, representatives, agents and independent contractors to keep confidential and not disclose, any of the terms and conditions of the Service Agreement or this Agreement to any Person without the prior written consent of the other party; provided, however, that FDMS may disclose this Agreement to Company.

            (d) FDMS and Clearing Bank each agree to maintain Clearing Bank's Proprietary Information and FDMS's Proprietary Information, respectively, in strict confidence from the date of disclosure. Without limiting the generality of the foregoing, FDMS and Clearing Bank agree:

                  (i) not to disclose or permit any other person access to Clearing Bank's Proprietary Information or FDMS's Proprietary Information, as appropriate, except that disclosure or access shall be permitted to an affiliate, employee, officer, director, agent, representative, external or internal auditors or independent contractor of the party requiring access to the same in the course of his or her employment or services;

                  (ii) to ensure that its affiliates, employees, officers, directors, agents, representatives and independent contractors are advised of the confidential nature of Clearing Bank's Proprietary Information or FDMS's Proprietary Information, as appropriate, and are precluded from taking any action prohibited under this Article 8; provided that in any event Clearing Bank and FDMS shall each be liable for any breach of this Article 8 by their respective affiliates, employees, officers, directors, agents, representatives and independent contractors;

                  (iii) not to alter or remove any identification, copyright or proprietary rights notice which indicates the ownership of any part of Clearing Bank's Proprietary Information or FDMS's Proprietary Information, as appropriate; and

                  (iv) to notify the other promptly in writing of the circumstances surrounding any possession, use or knowledge of Clearing Bank's Proprietary Information or FDMS's Proprietary Information, as appropriate, at any location or by any Person other than those authorized by this Agreement or the Service Agreement.


                                   Exhibit F
                                       7

            (e) Despite the foregoing, Clearing Bank agrees that Clearing Bank's Proprietary Information may be made available to VISA, MasterCard or to supervisory or regulatory authorities of Clearing Bank upon the written request of any of the foregoing.

            (f) Nothing in this Article 8 shall restrict either party with respect to information or data identical or similar to that contained in Clearing Bank's Proprietary Information or FDMS's Proprietary Information, as appropriate, but which: (i) the receiving party can demonstrate was rightfully possessed by it before it received the information from the disclosing party;
(ii) was in the public domain prior to the date of this Agreement or subsequently becomes publicly available through no fault of the receiving party or any Person or Entity acting on its behalf; (iii) was previously received by the receiving party from a third party or is subsequently furnished rightfully to the receiving party by a third party (no affiliate of FDMS or Clearing Bank shall be considered to be a third party) not known to be under restrictions on use or disclosure; (iv) is independently developed by such party; (v) is required to be disclosed by law, regulation or court order, provided that the disclosing party will exercise reasonable efforts to notify the other party prior to disclosure; or (vi) is required to be disclosed to comply with or to enforce the terms of this Agreement.

            (g) If either party breaches this Article 8, the non-breaching party will suffer irreparable harm and the total amount of monetary damages for any injury to such party will be impossible to calculate and therefore an inadequate remedy. Accordingly, the non-breaching party may (i) seek temporary and permanent injunctive relief against the breaching party or (ii) exercise any other rights and seek any other remedies to which the non-breaching party may be entitled to at law, in equity and under this Agreement for any violation of this
Article 8.

         9. INFORMAL DISPUTE RESOLUTION. Any controversy or claim between FDMS and Clearing Bank arising from or in connection with this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Dispute"), shall be resolved as follows:

            (a) upon written request of either FDMS or Clearing Bank, the parties shall each appoint a representative to meet and attempt to resolve such Dispute;

            (b) the designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding; and

            (c) arbitration pursuant to Exhibit B to this Agreement for the resolution of a Dispute may not be commenced until the earlier of:

                  (i) the date that the designated representatives conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                  (ii) thirty (30) days after the date that either party requested negotiation of the Dispute pursuant to Section 9(a) of this Agreement.



                                   Exhibit F

            (d) Notwithstanding the foregoing, this Section 9 shall not be construed to prevent a party from instituting formal proceedings at any time to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary or preliminary injunctive relief pursuant to Section 8(g).

            (e) If Clearing Bank and FDMS are unable to resolve any Dispute in the manner set forth in Section 9(a) through (c), such Dispute shall be submitted to arbitration in the manner set forth in Exhibit B to this Agreement.

         10. FORCE MAJEURE. If performance by FDMS of any service or obligation under the Service Agreement or this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, catastrophic utility or communication failures, failure of VISA or MasterCard, failure or delay in receiving electronic data, earthquakes, war, revolution, acts of public enemies, blockade, embargo, or any law, order, proclamation, regulation, ordinance, demand or requirement having legal effect of any government or any judicial authority or representative of any such government, or any other act or omission whatsoever, whether similar or dissimilar to those referred to in this clause, which are beyond the reasonable control of FDMS, then FDMS shall be excused from the performance to the extent of the prevention, restriction, delay or interference.

         11. DISCLAIMER. FDMS SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, ARISING OUT OF OR RELATED TO THIS AGREEMENT. THIS AGREEMENT IS A SERVICE AGREEMENT AND THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE SHALL NOT APPLY TO THIS AGREEMENT.

         12. ASSIGNMENT. Clearing Bank acknowledges and agrees that it may not transfer or assign its rights or obligations under this Agreement by operation of law or otherwise without the prior written consent of FDMS.

         13. NOTICE. All notices which either party may be required or desire to give to the other party shall be in writing and shall be given by personal service, telecopy, registered mail or overnight courier to the other party at its respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified.

If to FDMS:                               With a copy to:

First Data Merchant                       First Data Merchant
Services Corporation                      Services Corporation
10805 Farnam Drive                        12500 Mt. Belford Avenue, Suite M5-C



                                   Exhibit F
                                       9

Omaha, Nebraska 68154                     Englewood, Colorado 80112
Attn: Senior Vice President               Attn: General Counsel
Telecopy Number: 402-222-8562             Telecopy Number: 720-332-0033

If to Clearing Bank:                      With a copy to:

--------------------                      --------------------

--------------------                      --------------------

--------------------                      --------------------

--------------------                      --------------------

--------------------                      --------------------

A party may change its address or addresses set forth above by giving the other party notice of the change in accordance with the provisions of this section.

         14. ENTIRE AGREEMENT. This Agreement, along with the Service Agreement, sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by authorized officers of each of the parties hereto. This Agreement is entered into solely for the benefit of FDMS and Clearing Bank and shall not confer any rights upon any Person not a party to this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York without giving effect to principles of choice of law thereof.








                                   Exhibit F
                                       10

         The parties to this Agreement have caused it to be executed by their duly authorized officers as of the day and year first written above.



                                       By:  _____________________________

                                       Title:  ____________________________


                                       FIRST DATA MERCHANT
                                       SERVICES CORPORATION


                                       By:  _____________________________

                                       Title:_____________________________











                                   Exhibit F
                                       11

                                    EXHIBIT A

                                   DEFINITIONS

         "AAA" is defined in Exhibit B.

         "ACQUIRER" means a Person which has an arrangement with a Merchant to obtain Transaction Card Tickets from the Merchant and present the Transaction Card Tickets through an Interchange to an Issuer.

         "AGENT BANK" means a financial institution (as defined in applicable MasterCard and Visa rules) sponsored by a member of MasterCard or Visa.

         "ARBITRATION DEMAND" is defined in Exhibit B.

         "BASIC QUALIFICATIONS" is defined in Exhibit B.

         "CARDHOLDER" means a Person which has a Cardholder Account with an Issuer.

         "CARDHOLDER ACCOUNT" means an arrangement between a Person and an Issuer which provides that the Person may use one or more Transaction Cards issued by such Issuer.

         "CLEARING BANK'S PROPRIETARY INFORMATION" is defined in Section 8(a).

         "CUSTOMER ACCOUNT" means an arrangement between an Agent Bank, an ISO and/or an Acquirer and a Merchant which permits a Merchant to present Transaction Card Tickets to the Acquirer for payment through Interchange.

         "DAILY AMOUNT" is defined in Section 4(b).

         "DECONVERSION" means any removal of data relating to Customer Accounts in which Company or a Clearing Bank has an ownership interest from the FDMS System.

         "DISPUTE" is defined in Section 9.

         "DISPUTING PARTY" is defined in Exhibit B.

         "FDMS'S PROPRIETARY INFORMATION" is defined in Section 8(b).

         "FDMS SETTLEMENT RULES" means the policies, rules and procedures adopted by FDMS from time to time in effect from time to time to provide for the payment of amounts due as the result of Interchange Settlement, including the FDMS user manual relating to settlement.



                                    Exhibit F
                                       A-1

         "FDMS SYSTEM" means the computer equipment, computer software and related equipment and documentation used at any time and from time to time by FDMS to provide Transaction processing and related services.

         "INDEMNIFIED PARTY" is defined in Section 7.

         "INDEMNIFYING PARTY" is defined in Section 7.

         "INSOLVENCY EVENT" occurs, with respect to any party, when such party:
(i) is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due; (ii) makes a general assignment, arrangement, or composition agreement with or for the benefit of its creditors; or (iii) files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian, or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within thirty (30) days).

         "INTERCHANGE" means the contracts, agreements, rules, regulations and procedures governing the relationships between, or the actions in accordance with the contracts, agreements, rules, regulations and procedures by, any two or more Persons in connection with Interchange Settlement.

         "INTERCHANGE SETTLEMENT" means the process by which FDMS, on behalf of Clearing Bank (i) facilitates payment for Transaction Card Tickets presented by Acquirers, (ii) directs the payments for Transaction Card Tickets to Issuers, and (iii) arranges for the remittance of and receives payments for, chargebacks and other Interchange fees and expenses payable by Clearing Bank.

         "ISO" means an independent service organization as provided for in the bylaws and operating regulations of VISA and/or a member service provider as provided for in the bylaws and rules of MasterCard.

         "ISSUER" means a Person that has a Cardholder Account with a Cardholder.

         "MASTERCARD" means MasterCard International, Inc., and its successors and assigns.

         "MERCHANT" means any provider of goods and/or services that accepts Transaction Cards as a payment vehicle.

         "NET SETTLEMENT AMOUNT" means the net dollar amount for each business day of FDMS of all (a) transactions processed for Clearing Bank for the day determined in accordance with the applicable rules of MasterCard, VISA and the FDMS Settlement Rules, (b) Interchange Fees and expenses relating to Clearing Bank, and (c) account expenses including overdraft charges, activity charges, wire transfer fees and other charges relating to Clearing Bank.


                                    Exhibit F
                                       A-2

         "PERSON" means any general partnership, limited partnership, corporation, limited liability company, bank or other financial institution, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

         "SETTLEMENT ACCOUNT" is defined in Section 4(a).

         "SETTLEMENT LATE PAYMENT FEE" is defined in Section 4(e).

         "SETTLEMENT SYSTEM" is defined in Section 4(a).

         "TERM" shall mean the period from the Effective Date until the expiration or termination of this Agreement.

         "TRANSACTION" means the purchase by a Cardholder of goods and/or services from a Merchant by use of a Transaction Card and/or any Cardholder obtaining a cash advance from a Merchant.

         "TRANSACTION CARD" means a Card issued pursuant to a license from VISA or MasterCard or other card issuing organization for which FDMS currently provides service support.

         "TRANSACTION CARD TICKET" means a record (whether paper, magnetic, electronic or otherwise) which is created to evidence the use of a Transaction Card as payment for goods, services, cash advances or otherwise or for credit or refund or otherwise.

         "VISA" means, individually or collectively, as appropriate, VISA U.S.A., Inc., and/or VISA International, Inc., and either of their successors or assigns.








                                   Exhibit F
                                       A-3

                                    EXHIBIT B

                                   ARBITRATION

ARBITRATION.

         (a) If the parties are unable to resolve any Dispute as contemplated by
Section 9 of this Agreement, such Dispute shall be submitted to mandatory and binding arbitration at the election of either party (the "Disputing Party"). Except as otherwise provided in this Exhibit B, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA").

         (b) To initiate the arbitration, the Disputing Party shall notify the other party in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim,
(iii) specify the requested relief and (iv) name an arbitrator who (A) has been licensed to practice law in the U.S. for at least ten years, (B) is not then an employee of Clearing Bank or FDMS or an employee of an affiliate of either, and
(C) is experienced in representing clients in connection with commercial agreements (the "Basic Qualifications"). Within fifteen (15) days after the other party's receipt of the Arbitration Demand, such other party shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party; (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) specify the requested relief; and
(iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly, but in any event within fifteen (15) days thereafter, the two arbitrators so named will select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationships with the parties or their counsel, except as otherwise disclosed in writing to and approved by the parties. The arbitration will be heard by a panel of the three arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

         (c) The arbitration hearing shall be held in such neutral location as the parties may mutually agree. The Arbitration Panel is specifically authorized to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. If summary judgment or partial summary judgment is granted, the non-prevailing party may not raise as a basis for a motion to vacate an award that the Arbitration Panel failed or refused to consider evidence bearing on any dismissed claim or issue. The Federal Rules of Evidence shall apply to the arbitration hearing. The party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitration Panel will have no power or authority, under the Commercial Arbitration Rules of the



                                    Exhibit F
                                       B-1

AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including, without limitation, the provisions of this Exhibit B.

         (d) Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Exhibit B, the arbitrator shall be replaced by the party who selected such arbitrator, or if such arbitrator was selected by the two party-appointed arbitrators, by such two party-appointed arbitrators selecting a new third arbitrator in accordance with Exhibit B. Each such replacement arbitrator shall satisfy the Basic Qualifications. If an arbitrator is replaced pursuant to this paragraph (d) after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the provisions of this Exhibit B and the Commercial Arbitration Rules of the AAA.

         (e) At the time of granting or denying a motion for summary judgment as provided for in (c) and within fifteen (15) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the parties a writing setting forth the Arbitration Panel's finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement.

         (f) The Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitration Panel is authorized to issue monetary sanctions against either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.

         (g) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

         (h) Each party will bear one-half (1/2) of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

JUDICIAL PROCEDURE. Nothing in this Exhibit B shall be construed to prevent any party from seeking from a court a temporary restraining order or other temporary or preliminary relief pending final resolution of a Dispute pursuant to this Exhibit B.

FEDERAL ARBITRATION ACT. The parties acknowledge and agree that performance of the obligations under this contract necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this



                                    Exhibit F
                                       B-2

Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to relevant provisions of this Exhibit B.































                                    Exhibit F
                                       B-3

                                  SCHEDULE 2.7

                              TO SERVICE AGREEMENT




*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.